                                U.S. $24,500,000

                               FINANCING AGREEMENT

                          dated as of December 29, 2000





                                     between

                       FIRSTAR BANK, NATIONAL ASSOCIATION

                                     as Bank

                                       and

                                 VARI-LITE, INC.


                                   as Borrower

                                Table OF CONTENTS

Section                                                                                                     Page
-------                                                                                                     ----
1. CAPITALIZED TERMS...........................................................................................1
      1.1 Defined Terms........................................................................................1
      1.2 Accounting Terms....................................................................................15

2. LOANS AND OTHER FINANCIAL ACCOMMODATIONS...................................................................15
      2.1 Total Facility......................................................................................15
      2.2 Revolving Loan Facility.............................................................................15
      2.3 Term Loan A Facility................................................................................16
      2.4 CapEx Term Loan Facility............................................................................16
      2.5 Voluntary Prepayments...............................................................................17
      2.6 Disbursement of Loans...............................................................................18
      2.7 Procedure for Advancing Revolving Loans.............................................................18
      2.8 Procedure for Advancing CapEx Term Loans............................................................18
      2.9 No Limitation on Liens..............................................................................18
      2.10 Deficiency.........................................................................................19
      2.11 Voluntary Reduction of Total Facility..............................................................19
      2.12 Advance Rates and Sublimits........................................................................19

3. INTEREST CHARGES; MINIMUM LOAN CHARGE; FEES; MANDATORY PREPAYMENT..........................................20
      3.1 Interest on Loans...................................................................................20
      3.2 Inability to Determine LIBOR Base Rate..............................................................22
      3.3 LIBOR Unlawful, etc.................................................................................22
      3.4 LIBOR Indemnity.....................................................................................23
      3.5 Increased Costs - Capital Adequacy..................................................................23
      3.6 Closing Fee.........................................................................................23
      3.7 Unused Facility Fee.................................................................................23
      3.8 Mandatory Prepayment................................................................................24
      3.9 Interest Rate Protection............................................................................24
      3.10 Calculation of Certain Charges.....................................................................24
      3.11 Charging Loan Account..............................................................................24
      3.12 Maximum Rate.......................................................................................24

4. MONTHLY ACCOUNTINGS........................................................................................25

5. SECURITY...................................................................................................25
      5.1 Security Agreement..................................................................................25
      5.2 Patent Assignment...................................................................................25
      5.3 Pledges.............................................................................................25
      5.4 Landlord Waiver.....................................................................................26
      5.5 Guaranty............................................................................................26

      5.6 Subordination Agreements............................................................................26

6. DELIVERIES PRIOR TO DISBURSEMENT; FURTHER ASSURANCES.......................................................26

7. RECEIVABLES; COLLECTION OF RECEIVABLES; DISPUTED RECEIVABLES...............................................26
      7.1 Representations and Warranties Regarding Receivables................................................26
      7.2 Disputes and Claims Regarding Receivables...........................................................27
      7.3 Locked Box..........................................................................................27
      7.4 Special Account.....................................................................................28
      7.5 Crediting of Remittances............................................................................28
      7.6 Costs of Collection.................................................................................29

8. EXAMINATION OF COLLATERAL AND THE PREMISES; REPORTING......................................................29
      8.1 Maintenance of Books and Records....................................................................29
      8.2 Access and Inspection...............................................................................29
      8.3 Reporting Regarding Receivables.....................................................................29
      8.4 Reporting Regarding Inventory.......................................................................30
      8.5 Monthly Financial Statements........................................................................31
      8.6 Annual Projections..................................................................................31
      8.7 Certified Quarterly Financial Statements............................................................31
      8.8 Audited Annual Financial Statements.................................................................31
      8.9 Management Reports..................................................................................32
      8.10 Financial Certificate..............................................................................32
      8.11 Public Filings.....................................................................................32
      8.12 Monthly Reporting Regarding Inventory and Equipment................................................32
      8.13 Additional Monthly Reporting.......................................................................32

9. WARRANTIES, REPRESENTATIONS AND COVENANTS..................................................................33
      9.1 Organization, Etc...................................................................................33
      9.2 Due Authorization, Validity, Etc....................................................................33
      9.3 No Violation........................................................................................33
      9.4 Use of Loan Proceeds................................................................................34
      9.5 Management; Ownership of Assets, Licenses, Patents, Etc.............................................34
      9.6 Indebtedness........................................................................................34
      9.7 Title to Property; No Liens.........................................................................34
      9.8 Restrictions; Labor Disputes; Collective Bargaining Agreements, Etc.................................34
      9.9 No Violation of Law; Hazardous Materials............................................................35
      9.10 Absence of Default.................................................................................35
      9.11 Accuracy of Financials; No Material Changes........................................................35
      9.12 Pension Plans......................................................................................36
      9.13 Taxes and Other Charges............................................................................36
      9.14 No Litigation......................................................................................36
      9.15 No Brokerage Fee...................................................................................37
      9.16 Affiliates.........................................................................................37
      9.17 Capitalization; Warrants, Etc......................................................................37
      9.18 Noncompetition Agreements..........................................................................37
      9.19 Deposit and Other Accounts.........................................................................37

      9.20 Solvency...........................................................................................37
      9.21 Full Disclosure....................................................................................38
      9.22 Casualties.........................................................................................38
      9.23 Real Property and Leases...........................................................................38
      9.24 Insurance Policies.................................................................................38
      9.25 Consents...........................................................................................38
      9.26 Updating Representations and Warranties............................................................38

10. COVENANTS.................................................................................................39
      10.1 Payment of Certain Expenses........................................................................39
      10.2 Notice of Litigation...............................................................................39
      10.3 Notice of ERISA Events.............................................................................39
      10.4 Notice of Labor Disputes and Collective Bargaining Agreements......................................39
      10.5 Compliance with Laws, Etc..........................................................................40
      10.6 Notice of Violations of Law, Tax Assessments.......................................................40
      10.7 Compliance with Other Agreements...................................................................40
      10.8 Notice of Violations of Certain Agreements.........................................................40
      10.9 Notice of Customer Defaults........................................................................40
      10.10 Taxes and Charges.................................................................................40
      10.11 Indebtedness; Guaranties..........................................................................41
      10.12 Title to Property; No Liens.......................................................................41
      10.13 Restrictions; Labor Disputes, Etc.................................................................41
      10.14 Pension Plans.....................................................................................42
      10.15 Solvency..........................................................................................42
      10.16 Property Insurance................................................................................42
      10.17 Liability Insurance...............................................................................42
      10.18 Deposit Accounts..................................................................................43
      10.19 Merger, Etc.......................................................................................43
      10.20 Investments.......................................................................................43
      10.21 Dividends.........................................................................................43
      10.22 Redemption of Stock...............................................................................43
      10.23 Stock Rights......................................................................................43
      10.24 Change in Business................................................................................43
      10.25 Affiliate Transactions............................................................................44
      10.26 Withdrawals From Accounts.........................................................................44
      10.27 Sale of Assets....................................................................................44
      10.28 Consignments, Etc.................................................................................44
      10.29 Change in Management or Business..................................................................44
      10.30 Claims Against Collateral.........................................................................44
      10.31 Judgments.........................................................................................45
      10.32 Filed Jurisdictions...............................................................................45
      10.33 Financial Covenants...............................................................................45
      10.34 Good Standing Certificate.........................................................................45
      10.35 Director's Fees...................................................................................45
      10.36 Chattel Paper.....................................................................................45
      10.37 Intercompany Loans................................................................................45

11. EFFECTIVE DATE; TERMINATION...............................................................................46
      11.1 Effective Date and Termination Date................................................................46
      11.2 Termination by Bank................................................................................46
      11.3 Voluntary Termination..............................................................................46
      11.4 Acceleration Upon Termination......................................................................47
      11.5 Borrowers Remain Liable............................................................................47

12. EVENTS OF DEFAULT.........................................................................................47

13. BANK'S RIGHTS AND REMEDIES................................................................................49
      13.1 Acceleration, Etc..................................................................................49
      13.2 Fees and Expenses..................................................................................49

14. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS................................................................50
      14.1 Release of Collateral..............................................................................50
      14.2 Waivers and Amendments in Writing..................................................................50
      14.3 Assignment.........................................................................................50

15. MISCELLANEOUS.............................................................................................50
      15.1 Severability.......................................................................................50
      15.2 Governing Law......................................................................................50
      15.3 WAIVER OF JURISDICTION.............................................................................51
      15.4 Survival of Representations and Warranties.........................................................51
      15.5 Evidence of Loans..................................................................................51
      15.6 Bank's Ability Regarding Collateral and Premises...................................................51
      15.7 Application of Payments, Etc.......................................................................52
      15.8 Fees and Expenses..................................................................................52
      15.9 Notices............................................................................................53
      15.10 Indemnification...................................................................................53
      15.11 Use of Bank's Discretion..........................................................................54
      15.12 Equitable Relief..................................................................................54
      15.13 Entire Agreement..................................................................................54
      15.14 Headings..........................................................................................55
      15.15 WAIVER OF JURY TRIAL..............................................................................55
      15.16 Confession of Judgment............................................................................55

                                    EXHIBITS

EXHIBIT A    -   Form of Security Agreement
EXHIBIT B    -   Form of Vari-Lite Patent, Trademark and License Security
                 Agreement
EXHIBIT C    -   Form of Guaranty
EXHIBIT D    -   Form of Pledge Agreement
EXHIBIT E    -   Form of Landlord Waiver
EXHIBIT F    -   [RESERVED]
EXHIBIT G-1  -   Deliveries Prior to Disbursement
EXHIBIT G-2      CapEx Deliveries Prior to Disbursement
EXHIBIT H    -   Form of Borrowing Base Certificate
EXHIBIT I    -   Form of Chief Financial Officer's Certificate
EXHIBIT J    -   Financial Covenants
EXHIBIT K    -   Form of Certificate of Secretary
EXHIBIT L    -   Form of Signature Authorization Letter
EXHIBIT M    -   Form of Accountant's Access Letter
EXHIBIT N    -   Form of Accountant's Representation Letter
EXHIBIT O    -   Form of Certificate of Chief Financial Officer
EXHIBIT P    -   Form of Disbursement Direction Letter
EXHIBIT Q    -   Evidence of Insurance
EXHIBIT R    -   Form of Advertising Permission Letter
EXHIBIT S    -   [RESERVED]
EXHIBIT T    -   Form of Capital Expenditure Term Loan Installment Payment
                 Schedule
EXHIBIT U    -   Form of Subordination Agreement

                                    SCHEDULES

Schedule 1     -   Licenses, Patents, Trademarks, Etc.
Schedule 2     -   Indebtedness
Schedule 3     -   Permitted Liens
Schedule 4     -   Restrictions, Orders, Collective Bargaining Agreements, Etc.
Schedule 5     -   Violations of Law
Schedule 6     -   Pension Plan Liability
Schedule 7     -   Taxes and Other Charges
Schedule 8     -   Litigation
Schedule 9     -   Affiliates
Schedule 10    -   Capitalization
Schedule 11    -   Deposit and Other Accounts
Schedule 12    -   Leases
Schedule 13    -   Insurance Policies
Schedule 14    -   Investments
Schedule 15    -   Intercompany Loans
Schedule 16    -   Leased Premises
Schedule 17    -   Filed Locations
Schedule 18    -   Noncompetition Agreements

                               FINANCING AGREEMENT

         THIS FINANCING AGREEMENT (this "Agreement") among FIRSTAR BANK, NATIONAL ASSOCIATION, a national banking association ("Bank"), and VARI-LITE, INC., a Delaware corporation (together with its successors and assigns, the "Borrower") covering the terms upon which Bank will make loans and/or advances to Borrower, is as follows:

1.       CAPITALIZED TERMS.

         Certain capitalized terms used herein are defined in this SECTION 1.

         1.1 Defined Terms.

         Whenever the following terms (whether or not underscored) are used herein, they shall be defined as follows (such meanings to be equally applicable to the singular and plural forms thereof):

         "ADDITIONAL FEE" shall have the meaning ascribed thereto in SECTION 3.5 hereof.

         "AFFILIATE" of any Person shall mean (a) any Person who or which is a director, managing general partner or officer of such Person, or (b) any other Person who or which, directly or indirectly, beneficially owns ten percent (10%) or more of the voting stock of, or partnership interests, membership interests or other similar equity interests in, such Person, or (c) any other Person in which any Person described in CLAUSE (a), (b) or (c) above owns, directly or indirectly, a ten percent (10%) or greater equity interest. Without limiting the foregoing, for purposes of this Agreement, (w) all of Borrower's officers, shareholders, directors, parent corporations, subsidiary corporations, joint venturers and partners, (x) each member of the immediate family (as defined in Item 404) of the Persons described in CLAUSE (w), (y) each Person as to which any of the Persons described in CLAUSE (w) or any member of the immediate family (as defined in Item 404 of Regulation SK promulgated pursuant to the Securities Act of 1933, as amended) of any such Persons is a director, managing general partner, or officer, and (z) each Person in which any of the Persons described in CLAUSE (w) or any member of the immediate family (as defined in Item 404) of any such Persons owns, directly or indirectly, a ten percent (10%) or greater equity interest, shall at all times be deemed to be an Affiliate of each Borrower.

         "APPLICABLE INTEREST RATE" means, with respect to any Loans, the Applicable LIBOR Rate or the Applicable Prime Rate, as the case may be.

         "APPLICABLE LIBOR RATE" means, with respect to any Loans, the LIBOR Rate PLUS the Applicable LIBOR Rate Margin then in effect with respect to such Loans.

         "APPLICABLE LIBOR RATE MARGIN" means (i) from the Effective Date through and excluding January 15, 2002 (the "Initial Interest Rate Period"), a rate equal to (A) 2.50% per annum with respect to Revolving Loans, and (B) 2.50% per annum with respect to the Term Loan A and the CapEx Term Loans (collectively, the "Term Loans"), and (ii) thereafter, so long as no Event of Default shall have occurred and be continuing, a per annum rate which shall adjust as of each Applicable Margin Adjustment Date based on the Leverage
Ratio for the most recent four (4) fiscal quarters preceding such Applicable Margin Adjustment Date, as determined by the Bank from the quarterly reports and annual reports required by SECTION 8.7 and SECTION 8.8, respectively, in accordance with the following table:

----------------------------------------------------------------------------------------------------------------
                                                               Applicable LIBOR               Applicable LIBOR
                           Leverage Ratio                       Rate Margin for                Rate Margin for
                                                                Revolving Loans                   Term Loans
----------------------------------------------------------------------------------------------------------------
          Greater than or equal to 2.5 to 1                            2.50%                        2.50%
----------------------------------------------------------------------------------------------------------------
          Greater than or equal to 2.0 to 1 but less than              2.25%                        2.25%
               2.5 to 1
----------------------------------------------------------------------------------------------------------------
          Less than or equal to 2.0 to 1                               2.00%                        2.00%
----------------------------------------------------------------------------------------------------------------

         "APPLICABLE MARGIN ADJUSTMENT DATE" means, (a) January 15, 2002 (the "Initial Applicable Margin Adjustment Date") and (b) thereafter, the first day of the first month following receipt by Bank of the financial statements required to be delivered under SECTION 8.7 hereof for each fiscal quarter of International.

         "APPLICABLE PRIME RATE" means, with respect to any Loans, the Prime Rate PLUS the Applicable Prime Rate Margin then in effect with respect to such Loans.

         "APPLICABLE PRIME RATE MARGIN" means (i) during the Initial Interest Rate Period, a rate equal to (A) 0.75% per annum with respect to Revolving Loans, and (B) 0.75% per annum with respect to the Term Loans and (ii) thereafter, so long as no Event of Default shall have occurred and be continuing, a per annum rate which shall adjust as of each Applicable Margin Adjustment Date based on the Leverage Ratio for the most recent four (4) fiscal quarters preceding such Applicable Margin Adjustment Date, as determined by the Bank from the quarterly reports and annual reports required by SECTION 8.7 and
SECTION 8.8, respectively, in accordance with the following table:

                                                                 Applicable Prime           Applicable Prime
                                                                  Rate Margin for            Rate Margin for
                           Leverage Ratio                         Revolving Loans               Term Loans
------------------------------------------------------------------------------------------------------------------
          Greater than or equal to 2.5 to 1                            0.75%                        0.75%
------------------------------------------------------------------------------------------------------------------
          Greater than or equal to 2.0 to 1 but less than              0.50%                        0.50%
               to 2.5 to 1
------------------------------------------------------------------------------------------------------------------
          Less than or equal to 2.0 to 1                               0.25%                        0.25%
------------------------------------------------------------------------------------------------------------------

         "ATTORNEYS' FEES" shall mean the reasonable fees for services (and costs and expenses related thereto) of all attorneys (and all paralegals and other staff employed by such attorneys) employed by Bank from time to time in connection with any matter whatsoever related to or arising out of the transactions contemplated hereunder.

         "BORROWING BASE CERTIFICATE" shall have the meaning ascribed thereto in
SECTION 8.3(b) hereof.

         "BORROWING BASE DEFICIENCY" shall mean any failure of the Revolving Loan Availability to be greater than or equal to zero (0) dollars.

         "BUSINESS DAY" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Cincinnati, Ohio or Dallas, Texas.

         "CALCULATED TERMINATION AMOUNT" shall mean the dollar amount equal to the sum of (x) the unpaid principal and accrued and unpaid interest due on all Term Loans on the Voluntary Termination Date, PLUS (y) the daily average outstanding principal balance of the Revolving Loans for the period of 365 days immediately preceding the Voluntary Termination Date (or such lesser period of time if the Voluntary Termination Date occurs before December 29, 2001) PLUS (z) the sum of all voluntary prepayments of the Term Loans to the extent such prepayments are made from proceeds of loans provided to Borrower from an institutional third party lender.

         "CAPEX ADJUSTMENT DATE" shall mean January 15, 2002; PROVIDED, HOWEVER, the maximum amount of the CapEx Term Loan Facility shall not increase on such date from Three Million Dollars ($3,000,000) to Five Million Dollars ($5,000,000) unless International shall have achieved consolidated EBITDA of at least Fourteen Million Five Hundred Thousand Dollars ($14,500,000) for International's fiscal year ended September 30, 2001, (the "EBITDA Threshold").

         "CAPEX TERM LOAN" shall have the meaning ascribed thereto in SECTION
2.1 hereof.

         "CAPEX TERM LOAN AVAILABILITY" shall mean, as at any time, an amount not to exceed (i)(a) from and including the Effective Date through and excluding the CapEx Adjustment Date, Three Million Dollars ($3,000,000), and (b) SUBJECT TO the condition precedent of International meeting the EBITDA Threshold for its fiscal year ended September 30, 2001, from and including the CapEx Adjustment Date through and including September 30, 2002, Five Million Dollars ($5,000,000) LESS (ii) the aggregate original principal amount of all CapEx Term Loans made by the Bank hereunder.

         "CAPEX TERM LOAN FACILITY" shall have the meaning ascribed thereto in
SECTION 2.1 hereof.

         "CASUALTY LOSS" shall mean any of the following events with respect to any item of Collateral: (i) the actual total loss of the item or such loss as shall render repair of the item uneconomical, (ii) the item shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or (iii) the condemnation or taking, by exercise of the power of eminent domain or otherwise, of such item or confiscation of such item, or of so much of any such item as to render impractical or unreasonable the use of such item for substantially the same purposes for which such item was used immediately prior to such condemnation, taking or confiscation.

         "CHARGES" shall have the meaning ascribed thereto in SECTION 3.12 hereof.

         "COLLATERAL", "ACCOUNTS", "RECEIVABLES", "CHATTEL PAPER," "DEPOSIT ACCOUNTS", "GENERAL INTANGIBLES", "EQUIPMENT", "DOCUMENTS", "INVENTORY", "INVESTMENT PROPERTY", and "PROCEEDS" shall mean the "Collateral," "Accounts", "Chattel Paper," "Deposit Accounts", "Documents", "General Intangibles," "Equipment," "Inventory," "Investment Property," "Receivables", and "Proceeds" of Borrower, as defined in the Security Agreement.

         "CONTRACT" means a written agreement between a Borrower and any Person or an invoice pursuant to an open account or a written agreement of such Person, pursuant to or under which such Person shall be obligated to make payment to Borrower for the purchase, lease or use (including, but not limited to, licensing and related agreements) of Inventory and Equipment owned or leased by Borrower.

         "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code, as amended, or
Section 4001 of ERISA, as amended.

         "DEFICIENCY" shall mean a Borrowing Base Deficiency.

         "EFFECTIVE DATE" shall mean December 29, 2000, or such later date as is mutually agreeable to the parties hereto.

         "ELIGIBLE INVENTORY" shall mean "Inventory" of a Borrower consisting of raw materials, finished goods or spare parts for sale, identified as "current assets" under GAAP on the balance sheet of Borrower, and located at 201 Regal Row, Dallas, Texas 75247 (the "Dallas Location") or at such other locations as are approved in writing by Bank in its discretion, provided that the owner and/or operator of the premises shall have executed and delivered to Bank a mortgagee, landlord, warehouseman or other similar waiver in form and substance satisfactory to Bank, in its discretion, and meeting all applicable specifications that Bank, in its discretion, deems to be Eligible Inventory, based on such credit and collateral considerations as Bank may deem appropriate. Without limitation on the foregoing, the following shall not be deemed Eligible
Inventory: Inventory of Borrower (i) that is not readily saleable in Borrower's business (including without limitation Inventory for which reserves for obsolescence have been provided for in the financial statements or for which obsolescence reserves are anticipated), (ii) that is located outside the United States, (iii) that is not subject to the first priority security interest of Bank, (iv) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of Bank to promptly exercise any of its rights with respect thereto, (v) with respect to which insurance proceeds, if any, are not payable to Bank as mortgagee or loss payee, (vi) that has been in existence for more than one (1) year or is otherwise considered slow-moving or obsolete by Bank, in its discretion, (vii) that is in the possession of any processor other than Borrower unless such processor shall have executed and delivered to Bank a processor consignment agreement or other similar agreement in form and substance satisfactory to Bank, in its discretion, (viii) that is in transit, (ix) with respect to which a Casualty Loss has been incurred, (x) that consists of general supplies or maintenance supplies, cartons, packaging, fuel, or, unless otherwise approved by Bank in writing, work in process, (xi) that is Rental Inventory, or
(xii) as to which Bank, in its good faith discretion, deems to be ineligible based on any other credit and/or collateral considerations as Bank deems appropriate.

         "ELIGIBLE RECEIVABLES" shall mean those "Receivables" of Borrower which
(i) arise out of sales or leases in the ordinary course of Borrower's business to a Person who is not an Affiliate of Borrower or otherwise controlled by Borrower or by an Affiliate of Borrower (unless such sale is guaranteed by a letter of credit, which is in form and substance satisfactory to Bank, in its discretion, which has been issued by a financial institution satisfactory to Bank, in its discretion, and which has been transferred or assigned to Bank as security for the Obligations), (ii) the terms of sale or lease of which are ordinary terms of Borrower and require payment in full within not more than ninety (90) days from the date of invoice or from the due date in any Contract providing for the lease of Rental Inventory, (iii) are not in dispute, (iv) do not violate any warranty with respect to Eligible Receivables set forth in
SECTION 7.1 of this Agreement, (v) if Chattel Paper, conform strictly to representations, warranties and covenants set forth in this Agreement and in the other Loan Documents, or is otherwise acceptable to Bank in its discretion, and
(vi) are not more than (A) with respect to Receivables owing from Investment Grade Account Debtors, one hundred twenty (120) days past the date of invoice thereof or from the due date in any Contract providing for the lease of Rental Inventory, or (B) with respect to Receivables owing from account debtors that are not Investment Grade Account Debtors, ninety (90) days past the date of invoice thereof or from the due date in any Contract providing for the lease of Rental Inventory; PROVIDED, HOWEVER, that no Receivable shall be an Eligible Receivable if (a) the account debtor or any parent company, subsidiary company, joint venturer or partner of the account debtor has filed or had filed against it a petition in bankruptcy or for reorganization, made an assignment for the benefit of creditors, or failed, suspended business operations, become insolvent or had or suffered a receiver or a trustee to be appointed for a significant portion of its assets or affairs, PROVIDED that Bank, in its discretion, may consider any Receivable created with respect to such account debtor to be an Eligible Receivable after such petition, assignment, failure, suspension, insolvency, sufferance, or appointment has been dismissed, ceases to exist or has otherwise been cured, (b) the account debtor is also a supplier to or creditor of Borrower, unless (i) such account debtor executes and delivers a Waiver of Rights to Counterclaim, Setoff and Defenses, in a form acceptable to Bank in its discretion, in favor of Bank, or (ii) with respect to an account debtor which has not executed and delivered such a Waiver of Rights to Counterclaim, Setoff and Defenses, the aggregate amount owed to Borrower by such account debtor exceeds the aggregate amount owed to such account debtor by Borrower, in which case the Receivable shall be an Eligible Receivable only to the extent of such excess, (c) the sale or lease is to an account debtor outside the United States and Canada (except for Quebec), unless the sale is (i) guaranteed by a letter of credit, which is in form and substance satisfactory to Bank, in its discretion, which has been issued by a financial institution satisfactory to Bank, in its discretion, and which has been transferred or assigned to Bank as security for the Obligations, (ii) guaranteed by a banker's acceptance satisfactory to Bank, in its discretion, or

(iii) on other terms acceptable to Bank, in its discretion, (d) twenty-five percent (25%) or more of the Receivables from the account debtor and its Affiliates are ineligible for any reason, without taking into consideration such Receivables that are ineligible (i) under clause (b)(ii) above, or (ii) by reason of the last sentence of this definition of "ELIGIBLE RECEIVABLES",
(e) the account debtor is the federal or any state government or any agency or department thereof, unless with respect to such Receivable the Assignment of Claims Act or comparable state statute or regulation has been complied with or such compliance with respect to such Receivable has been specifically waived by Bank in writing, (f) the Receivable consists of finance charges (or if any portion of a Receivable consists of finance charges, only such portion shall be considered ineligible), interest on delinquent accounts, proceeds of consigned Inventory, employee or officer Receivables, service charges, or debit memoranda, (g) the Receivable arises from a contract which contains a prohibition of assignment of such Receivable and/or the proceeds thereof, (h) the Receivable is evidenced by a promissory note, (i) the Receivable is generated by a sale on approval, a bill and hold sale, a sale on consignment, or other type of conditional sale, (j) the Receivable is not subject to the first priority security interest of Bank, (k) the account debtor is located in West Virginia, unless Borrower shall have properly qualified to do business in West Virginia or shall have filed a Notice of Business Activities Report with the West Virginia Division of Taxation for the then current year,
(l) the account debtor is located in New Jersey, unless Borrower shall have properly qualified to do business in New Jersey or shall have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, (m) the account debtor is located in Minnesota, unless Borrower shall have properly qualified to do business in Minnesota or shall have filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year, (n) the account debtor is located in any other jurisdiction which requires that Borrower, in order to sue any Person in such jurisdiction's courts, either (i) qualify to do business in such jurisdiction, or (ii) file a report with the taxation division of such jurisdiction for the then current year, unless Borrower shall have fulfilled either of such requirements for the then current year with respect to such jurisdiction, (o) the Receivable is a progress billing, (p) the account debtor has sold or is selling substantially all of its assets, (q) the account debtor is incompetent or has died, (r) Bank has received a check for payment of such Receivable which has been returned uncollected, (s) the Receivable arises from an invoice issued by Borrower prior to the shipment by Borrower of the goods covered by such invoice to the applicable account debtor, (t) Bank, in its good faith discretion, believes that the collection of such Receivable is insecure, or that such Receivable may not be paid by reason of the account debtor's financial inability to pay, or deems such Receivable to be ineligible based on such other credit and/or collateral considerations as Bank deems appropriate, (u) the account debtor has made advance payments, in which case the Receivable shall be an Eligible Receivable only to the extent of the excess of the amount of the Receivable over such advance payments, or (v) Borrower has recorded on its books and records an accrual for unreimbursable direct costs (including without limitation contract overruns, damaged property and unallowable expenses) or for general and administrative overabsorbtion, in either of which cases the Receivable shall be an Eligible Receivable only to the extent of the excess of the amount of the Receivable over such accrued amounts. In addition, and without limitation of the foregoing, (i) if any Receivables owed by a particular account debtor (other than Investment Grade Account Debtors) cause the aggregate amount of Receivables owed by that account debtor to exceed thirty percent (30%) of the aggregate amount of Borrower's Eligible Receivables or twenty percent (20%) of the aggregate amount of Borrower's aggregate Eligible Receivables, then such Receivables shall not be Eligible Receivables to the extent of such excess, and (ii) if any Receivables owed by an Investment Grade Account Debtor cause the aggregate amount of Receivables owed by that account debtor to exceed fifty percent (50%) of the aggregate amount of Borrower's Eligible Receivables, then such Receivables shall not be Eligible Receivables to the extent of any such excess.

         "ENVIRONMENTAL COMPLIANCE RESERVE" shall mean all reserves which in the discretion of Bank, shall be established from time to time for amounts that are required to be expended in order for the Borrower or the Borrower's operations and property to comply with Environmental Laws or in order to correct any violation by Borrower or by Borrower's operations or property of Environmental Laws, or to remediate the presence of Hazardous Materials on, in or under such property or operations or emanating therefrom.

         "ENVIRONMENTAL LAWS" shall mean any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environmental or the release of any materials into the environment (including, without limitation, Hazardous Materials).

         "ERISA" shall have the meaning ascribed thereto in SECTION 9.12 hereof.

         "EURODOLLAR BUSINESS DAY" means any Business Day on which dealings in United States dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London, England.

         "EVENT OF DEFAULT" shall have the meaning ascribed thereto in
SECTION 12 hereof.

         "FACILITY REDUCTION AMOUNT" shall have the meaning ascribed thereto in SECTION 2.11 hereof.

         "FACILITY REDUCTION NOTICE" shall have the meaning ascribed thereto in SECTION 2.11 hereof.

         "FILED LOCATIONS" shall mean the jurisdictions listed on SCHEDULE 18 attached hereto and incorporated herein and such other jurisdictions specified in writing by Bank, in which the Bank has filed financing statements under the applicable State's version of the Uniform Commercial Code and has a perfected, first priority lien on the Collateral, as the same may from time to time be updated by the Borrower with the written agreement of Bank.

         "FINANCIAL COVENANTS" shall have the meaning ascribed thereto in
SECTION 10.33 hereof.

         "FINANCIALS" shall mean those financial statements delivered from time to time pursuant to SECTION 8.5, SECTION 8.6, SECTION 8.7 and SECTION
8.8 hereof and those financial statements attached to the Certificate of the Chief Financial Officer delivered to Bank on the Effective Date.

         "HAZARDOUS MATERIAL" shall have the meaning ascribed thereto in
SECTION 9.9 hereof.

         "IGNITION! CREATIVE GROUP, INC." shall mean Ignition! Creative Group, Inc., a Delaware corporation and a wholly-owned Subsidiary of International.

         "INDEBTEDNESS" shall mean all of Borrower's obligations and liabilities for the payment of money to any "Person" (as defined below), including, without limitation, all debts, claims for the payment of money and indebtedness, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise. Indebtedness includes, without limiting the foregoing, (i) the "Obligations" (as defined below), (ii) obligations and liabilities for the payment of money of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment therefor, and (iii) obligations or liabilities for the payment of money created or arising under any lease of real or personal property, conditional sales contract or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

         "INDEMNIFIED LIABILITIES" shall have the meaning ascribed thereto in
SECTION 15.10 hereof.

         "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in
SECTION 15.10 hereof.

         "INITIAL INTEREST RATE PERIOD" means the period of time from and including the Effective Date through and excluding January 15, 2002.

         "INITIAL PERIOD" shall mean the period from and including the Effective Date until and excluding January 15, 2002.

         "INTERCOMPANY LOAN OBLIGATIONS" means, with respect to Borrower, the obligations of Borrower under Intercompany Loans advanced to Borrower.

         "INTERCOMPANY LOANS" means loans or advances to or from (i) Borrower, (ii) International, or (iii) a Subsidiary of Borrower or International, as the case may be, to or from any of the foregoing Persons.

         "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on and including the date such LIBOR Rate Loan is made (or on the effective date of Borrower's election to convert any Prime Rate Loan to a LIBOR Rate Loan in accordance with the provisions of this Agreement) and ending on and including the day which numerically corresponds to such date thirty (30), sixty
(60), ninety (90) or one hundred eighty (180) days thereafter as selected by Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as selected by Borrower in accordance with the provisions of this Agreement, provided, however, that:

               (a) the first day of any Interest Period shall be a Eurodollar Business Day;

               (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day;

               (c) no Interest Period shall extend beyond the Revolving Loan Termination Date; and

               (d) for each Term Loan, no Interest Period shall extend beyond the earliest scheduled maturity date of such Term Loan.

         "INTEREST RATE ELECTION NOTICE" has the meaning described in SECTION 3.1(c).

         "INTEREST RATE PROTECTION AGREEMENT" shall have the meaning ascribed thereto in SECTION 3.10 hereof.

         "INTERNATIONAL" shall mean Vari-Lite International, Inc., a Delaware corporation.

         "INTERNATIONAL GUARANTY" shall have the meaning ascribed thereto in
SECTION 5.5 hereof.

         "INTERNATIONAL PLEDGE AGREEMENTS" shall have the meaning ascribed thereto in SECTION 5.3 hereof.

         "INVESTMENT GRADE ACCOUNT DEBTORS" shall mean any account debtor of Borrower that has a credit rating of at least BBB by Standard & Poor's Rating Service or the equivalent thereof by Moody's Investor Services, Inc.

         "LANDLORD WAIVER RESERVES" shall mean those amounts required to be paid by Bank to a landlord of a Leased Premises under the applicable Landlord Waiver.

         "LANDLORD WAIVERS" shall have the meaning ascribed thereto in SECTION
5.4 hereof.

         "LEASED PREMISES" shall mean the Leased Premises described in SCHEDULE 17 attached hereto.

         "LEVERAGE RATIO" shall mean the Leverage Ratio as described on EXHIBIT J hereto.

         "LIBOR BASE RATE" means, for any Interest Period with respect to any LIBOR Rate Loan, the per annum interest rate (rounded upward, if necessary, to the nearest next 1/100 of 1%) quoted to Bank or an Affiliate of Bank on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is three (3) Eurodollar Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London interbank Eurodollar market of United States dollar deposits with Bank or such Affiliate for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amount of such LIBOR Rate Loan as to which the LIBOR Base Rate is to be determined. If Bank shall be unable or shall otherwise fail to so obtain the LIBOR Base Rate, the LIBOR Base Rate shall be the average of those rates quoted on the REUTERS SCREEN "LIBOR" page for a period comparable to the applicable Interest Period (rounded upward, if necessary, to the nearest next 1/100 of 1%).

         "LIBOR RATE" means, for any Interest Period with respect to any LIBOR Loan, the per annum rate of interest calculated pursuant to the following formula (rounded up to the nearest 1/100th of 1%):

                                 LIBOR Base Rate
                          ------------------------------
                            1.00 - Reserve Percentage

         "LIBOR RATE LOAN" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

         "LOAN DOCUMENTS" shall mean this Agreement and all other documents, instruments and agreements executed in connection herewith, as the same may be amended, supplemented or otherwise modified from time to time.

         "LOANS" shall have the meaning ascribed thereto in SECTION 2.1 hereof.

         "LOCKED BOX" shall have the meaning ascribed thereto in SECTION 7.3 hereof.

         "MATERIAL ADVERSE EFFECT" shall mean the occurrence or existence of a material adverse effect on: (a) the business, property, assets, operations or condition, financial or otherwise, of Borrower or International; (b) the ability of Borrower to perform any of its payment or other Obligations under this Agreement or any of the other Loan Documents to which it is a party; (c) the legality, validity or enforceability of Borrower's Obligations under this Agreement or any of the other Loan Documents to which it is a party; or (d) the ability of Bank to exercise its rights and remedies with respect to, or otherwise to realize upon any of the Collateral, or any other security for the Obligations.

         "MAXIMUM RATE" shall have the meaning ascribed thereto in SECTION 3.12 hereof.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "OBLIGATIONS" shall mean the Loans and all other loans, advances, debts, liabilities, obligations, covenants and duties owing to Bank or any Affiliate of Bank from Borrower of any kind, present or future, whether or not evidenced by or arising out of this Agreement, any of the Loan Documents, or any other agreement, transaction, extension of credit, letter of credit, guaranty or indemnification or in any other manner, whether or not for the payment of money, whether direct or indirect (including acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including, without limitation, all interest, charges, expenses, fees and any other sums chargeable to Borrower in connection with any of the foregoing, and all Attorneys' Fees.

         "PATENT ASSIGNMENT" shall have the meaning ascribed thereto in SECTION
5.2 hereof.

         "PENSION PLAN" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan) and to which any Borrower or any corporation, trade or business that is, along with Borrower, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding six (6) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERMITTED INVESTMENTS" shall mean (i) short-term obligations of , or fully guaranteed by, the United States of America, (ii) commercial paper rated A-2 or better by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., or P-2 or better by Moody's Investors Service, Inc., (iii) certificates of deposit issued by and time and demand deposits with commercial banks having capital and surplus in excess of $100,000,000; PROVIDED, HOWEVER, in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, and (iv) advances to employees in the ordinary course of business to pay travel expenses and related costs.

         "PERMITTED LIENS" shall mean the liens and interests in favor of Bank granted in connection herewith and, to the extent reflected on the Borrower's books and records and not impairing the operations of Borrower or any performance hereunder or contemplated hereby: (i) liens arising by operation of law for taxes not yet due and payable; (ii) statutory liens of mechanics, materialmen, shippers, landlord liens and warehousemen for services or materials for which payment is not yet due; (iii) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) liens, if any, specifically permitted by Bank from time to time in writing; (v) liens securing obligations under capitalized leases or purchase money Indebtedness permitted by SECTION 10.11(iv) on the property subject thereto, PROVIDED that
(a) such capitalized leases and purchase money Indebtedness shall not be secured by any of the Collateral granted or mortgaged on the Effective Date,
(b) any liens relating to such capitalized leases and purchase money Indebtedness shall not extend to cover any other property of Borrower other than the property so acquired, and (c) the principal amount (i.e., exclusive of interest, fees, expenses and other charges) of such capitalized leases and purchase money Indebtedness shall not exceed the value of the property so acquired at the time of such acquisition; (vi) liens for taxes, assessments and other similar charges to the extent payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 10.10;
(vii) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which the applicable Borrower has given prior notice to Bank and for which appropriate reserves (in Bank's good faith discretion) have been established and so long as levy and execution have been and continue to be stayed: claims of mechanics, materialmen, shippers, warehouseman, carriers and landlords; (viii) deposits made in the ordinary course of business to secure bids, tenders and contracts in the ordinary course of Borrower's business; and (ix) as described on SCHEDULE 3 attached hereto.

         "PERMITTED PAYMENTS" means the following payments, regardless of whether classified as dividends, distributions or payments of Intercompany
Loans: (i) payments to International in an amount not to exceed Inernational's consolidated tax liability attributable to the net income of Borrower in any fiscal year of Borrower, and (ii) so long as no Event of Default has occurred which is continuing: (a) payments of interest at a market rate to Vari-Lite Asia, Inc. on Intercompany Loans from Vari-Lite Asia, Inc. to Borrower, and (b) payments to International to cover certain employment, compensation, audits, director fees, legal and other overhead and administrative expenses not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year of Borrower.

         "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government or governmental entity.

         "PLAN" shall have the meaning ascribed thereto in SECTION 10.3 hereof.

         "PRIME RATE" shall mean the rate per annum announced by Bank from time to time as its "Prime Rate," such rate to be adjusted on the effective date of any change in the Prime Rate by Bank.

         "PRIME RATE LOAN" means any Loan for which interest is to be computed with reference to the Prime Rate.

         "RELATED PROPERTY" means with respect to any Receivable: (a) all of the Borrower's right, title and interest in and to all Contracts, purchase orders, agreements for lease or other agreements or documents that evidence, secure or otherwise relate to such Receivable; (b) all of the Borrower's interest in the merchandise (including returned merchandise), if any, relating to the sale or lease which gave rise to such Receivable; (c) all liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and all property subject to such liens; (d) all UCC financing statements covering any collateral securing payment of such Receivable (to the extent of the interest of the purchaser or lessee in the related Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (f) all books and records evidencing or otherwise relating to any Receivables or any of the foregoing; (g) all collections with respect to, and other proceeds of, such Receivables and any of the property described above and f) all of Borrower's rights, title and interest (but not obligations) arising under the agreement for sale or lease.

         "REMITTANCES" shall have the meaning ascribed thereto in SECTION 7.3 hereof.

         "RENTAL INVENTORY " means "Inventory" of Borrower which is leased by or available for lease by Borrower to other Persons in the ordinary course of Borrower's business and is identified as "fixed assets" under GAAP on the balance sheet of Borrower.

         "RESERVE AMOUNT" shall mean an amount determined by Bank, in its good faith discretion, as a reserve against Collateral values and potential or anticipated obligations of Borrower, including, without limitation, (i) tax liabilities and other obligations owing to governmental entities including all amounts referred to in SECTION 10.10 hereof, (ii) litigation liabilities, (iii) the Environmental Compliance Reserve, (iv) the anticipated costs and expenses relating to the liquidation of Collateral, (v) unpaid sales taxes, (vi) those reserve amounts as required to be held as reserves under generally accepted accounting principles, (vii) liabilities and other obligations owing by Borrower to any lessor of real property leased by Borrower or to any warehouseman and (viii) an amount equal to the Landlord Waiver Reserves.

         "REVOLVER ADJUSTMENT DATE" shall mean January 15, 2002; PROVIDED, HOWEVER, the maximum amount of the Revolving Loan Facility (subject, in each instance, to the Revolving Loan Borrowing Base) shall not increase on such date from Five Million Dollars ($5,000,000) to Seven Million Five Hundred Thousand Dollars ($7,500,000) unless International shall have achieved the EBITDA Threshold for International's fiscal year ended September 30, 2001.

         "REVOLVING LOAN AVAILABILITY" shall mean, as at any applicable date, an amount equal to the difference of:

               (i) (a) during the Initial Period, the lesser of (x) Five Million Dollars ($5,000,000), or (y) an amount equal to the Revolving Loan Borrowing Base then if effect, and (b) SUBJECT TO the condition precedent of International meeting the EBITDA Threshold for its fiscal year ended September 30, 2001, after the Initial Period, the lesser of
          (x) Seven Million Five Hundred Thousand Dollars ($7,500,000), or (y) an amount equal to the Revolving Loan Borrowing Base then in effect;

         LESS

               (ii) the then aggregate outstanding principal amount of all Revolving Loans.

         "REVOLVING LOAN BORROWING BASE" shall mean an amount equal as at any time to the sum of (i) up to eighty percent (80%) of the net amount of Borrower's Eligible Receivables (the "Eligible Receivables Advance Rate"), PLUS
(ii) up to the lesser of (x) fifty percent (50%) of the value of Borrower's Eligible Inventory (the "Eligible Inventory Advance Rate"), or (y) Four Millions Dollars ($4,000,000), valued at the lower of cost or market value, determined on an "average cost" basis, consistently applied, minus (iii) the Reserve Amount then in effect.

         "REVOLVING LOAN FACILITY" shall have the meaning ascribed thereto in
SECTION 2.1 hereof.

         "REVOLVING LOANS" shall have the meaning ascribed thereto in SECTION
2.2 hereof.

         "SECURITY AGREEMENT" shall have the meaning ascribed thereto in SECTION
5.1 hereof.

         "SOLVENT" shall mean, with respect to any Person, that (i) fair value of the property of the Person is, on the date of determination, greater than the total amount of liabilities (including contingent liabilities) of the Person as of that date, (ii) as of that date, the Person is able to pay all liabilities of the Person as those liabilities mature, and (iii) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. In computing the amount of contingent liabilities at any time, it is intended that they be computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIAL ACCOUNT" shall have the meaning ascribed thereto in SECTION
7.4 hereof.

         "SUBSIDIARY" shall mean any Person as to which another Person owns, directly or indirectly, at least fifty percent (50%) of the outstanding shares of capital stock or other interests (including, without limitation, membership interests) having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons, or an equivalent controlling interest.

         "TERM LOAN A" shall have the meaning ascribed thereto in SECTION 2.1 hereof.

         "TERM LOAN A FACILITY" shall have the meaning ascribed thereto in
SECTION 2.1 hereof.

         "TERM LOAN PAYMENTS" shall mean each of the monthly payments required to be made on the Term Loan A, as more fully set forth in SECTIONS 2.3 hereof.

         "TERM LOAN PRINCIPAL PAYMENT DATE" shall have the meaning ascribed thereto in SECTION 2.3 hereof.

         "TOTAL FACILITY" shall have the meaning ascribed thereto in SECTION 2.1 hereof.

         "UNUSED REVOLVING LOAN FACILITY AMOUNT" shall mean, for any period, the amount for such period by which:

               (i) (a) during the Initial Period Five Million Dollars ($5,000,000) and (b) thereafter, subject to International meeting the EBITDA Threshold for International's fiscal year ended September 30, 2001, Seven Million Five Hundred Thousand Dollars ($7,500,000), in each case as such amount may be reduced by the Facility Reduction Amount as provided for in SECTION 2.11 hereof,

         EXCEEDS

               (ii) the average of the aggregate outstanding principal amount of all Revolving Loans during such period.

         "VARI-LITE ASIA, INC." shall mean Vari-Lite Asia, Inc., a corporation formed under the laws of Japan and a wholly-owned Subsidiary of International.

         "VARI-LITE EUROPE HOLDINGS, LIMITED" shall mean Vari-Lite Europe Holdings, Limited, a corporation formed under the laws of Great Britain and a wholly-owned Subsidiary of International.

         "VARI-LITE PRODUCTION SERVICES LIMITED" shall mean Vari-Lite Production Services Limited, a corporation formed under the laws of Great Britain and a wholly-owned Subsidiary of Vari-Lite Europe Holdings, Limited.

         "VOLUNTARY TERMINATION DATE" shall have the meaning ascribed thereto in
SECTION 11.3 hereof.

         "WELFARE PLAN" shall mean a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         1.2      ACCOUNTING TERMS.

         Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles ("GAAP").

2.       LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

         2.1      TOTAL FACILITY.

         Bank will make up to a Twenty-Four Million Five Hundred Thousand Dollar ($24,500,000) total credit facility, as such amount may be reduced by the Facility Reduction Amount under SECTION 2.11 hereof (the "Total Facility") available to Borrower, subject to the terms and conditions of this Agreement and comprised of the following loans advanced or made under the following facilities (the "Loans"): (i) Revolving Loans (as hereinafter defined) to be advanced under the Revolving Loan facility (the "Revolving Loan Facility") in an amount not to exceed the Revolving Loan Borrowing Base, (ii) a term loan ("Term Loan A") to be advanced to Borrower under the Term Loan A facility (the "Term Loan A Facility"), and (iii) CapEx Term Loans (as hereinafter defined) to be advanced under the capital expenditure term loan facility to Borrower (the "CapEx Term Loan Facility"), all as more particularly described below. Notwithstanding any provision to the contrary set forth herein, in no event shall the Bank be required or have any obligation to advance Loans hereunder if any of the Borrower, International, or any guarantor of the Obligations shall have filed against it an involuntary petition in bankruptcy or for reorganization.

         2.2      REVOLVING LOAN FACILITY.

         Until the termination of this Agreement pursuant to SECTION 11 and/or
SECTION 13 hereof (the "Revolving Loan Termination Date"), revolving loans under the Revolving Loan Facility will be lent and relent from time to time (such loans being referred to collectively as the "Revolving Loans" and each of such loans being referred to individually as a "Revolving Loan"), in an amount not to exceed the Revolving Loan Borrowing Base. Notwithstanding the foregoing sentence, in no event shall Bank be obligated to make Revolving Loans if, either immediately before or after giving effect to any such Revolving Loan, (y) a Deficiency has occurred or shall occur, or (z) an Event of Default has occurred or shall occur.

         2.3      TERM LOAN A FACILITY.

         The Term Loan A under the Term Loan A Facility will be made to Borrower in the amount of Twelve Million Dollars ($12,000,000) on the Effective Date. The principal of Term Loan A shall be payable in eighty-four (84) consecutive monthly installments (each, a "Term Loan Payment"), commencing on the first day of February, 2001, and thereafter on the first day of each succeeding calendar month (each such date being referred to herein as a "Term Loan Principal Payment Date"). The principal amount of the Term Loan Payments shall be as follows: (a) One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven Dollars ($142,857) on each of the first eighty-three (83) Term Loan Principal Payment Dates, and (b) One Hundred Forty-Two Thousand Eight Hundred Sixty-Nine Dollars ($142,869) on the eighty-fourth (84th) Term Loan Principal Payment Date; PROVIDED, HOWEVER, that notwithstanding the foregoing amortization schedule for the Term Loan, upon the effective date of any termination of this Agreement pursuant to SECTION 11 and/or SECTION 13 hereof, all amounts then outstanding under the Term Loan A shall become immediately due and payable without notice or demand. No repayment or prepayment of the Term Loan A by Borrower shall be reason for any relending or additional lending of the Term Loan A proceeds to Borrower. The principal of and interest on the Term Loan A shall, at Bank's option, be payable in accordance with the payment terms set forth in this Agreement by charging or increasing the Revolving Loan balance of Borrower.

         2.4      CAPEX TERM LOAN FACILITY.

         Until the termination of this Agreement pursuant to SECTION 11 and/or
SECTION 13 hereof, CapEx Term Loans under the CapEx Term Loan Facility will be lent to Borrower from time to time, in aggregate amounts UP TO THE LESSER OF (i) the CapEx Term Loan Availability on each such date, or (ii)(a) up to seventy-five percent (75%) of the cost of the equipment proposed to be purchased from third parties with the proceeds of the proposed CapEx Term Loan or to reimburse Borrower for up to seventy-five percent (75%) of the costs of purchases of equipment from third parties made during the immediately preceding fiscal quarter (in each instance excluding taxes, freight, installation costs and other similar add-on costs and charges) and (b) up to one hundred percent (100%) of Borrower's costs incurred in the manufacture of Rental Inventory manufactured directly by Borrower; PROVIDED, HOWEVER, that no more than one (1) CapEx Term Loan per calendar quarter may be advanced by Bank to Borrower. Each CapEx Term Loan hereunder shall be in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or more. Borrower agrees that if it borrows CapEx Term Loans in an amount greater than the amounts provided under this SECTION 2.4, Borrower will repay the excess ON DEMAND.

         Each advance under the CapEx Term Loan Facility shall be repayable in installment payments of principal monthly (commencing on the first day of the first (1st) month after the month in which such advance was made and on the first day of each month thereafter) in an amount equal to 1/84th of the amount of the advance. At the time of each advance under the CapEx Term Loan Facility, Borrower shall furnish a "Capital Expenditure Term Loan Installment Payment Schedule" to Bank substantially in the form of EXHIBIT T attached hereto and made a part hereof, with appropriate insertions, which shall set forth aggregate installment payments due thereafter on all Capital Expenditure Term Loan Facility advances. Notwithstanding any amortization schedule for advances made under the CapEx Term Loan Facility, upon the effective date of any termination of this Agreement under SECTION 11 or SECTION 13 hereof, all amounts then outstanding under the CapEx Term Loan Facility shall become immediately due and payable without notice or demand. Each Capital
Expenditure Term Loan Payment Schedule shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement. Notwithstanding the terms of this Agreement, in no event shall Bank be obligated to make CapEx Term Loans if, either immediately before or after giving effect to any such CapEx Term Loan,
(i) a Deficiency has occurred or shall occur, or (ii) an Event of Default has occurred or shall occur. No payment or prepayment of any CapEx Term Loan shall be reason for any relending or additional lending of CapEx Term Loan proceeds. Borrower hereby authorizes Bank, at Bank's option, to pay the principal of such Borrower CapEx Term Loans in accordance with the foregoing amortization schedule by charging or increasing the Revolving Loan balance of Borrower.

         2.5      VOLUNTARY PREPAYMENTS.

         Borrower shall have the right to prepay at any time the Loans in whole or part without premium or penalty (except as provided in SECTION 3.4):

         Whenever the Borrower desires to prepay any part of the Capex Loans or Term Loan, it shall provide a prepayment notice to Bank at least two (2) Business Days prior to the date of prepayment of such Loans which are LIBOR Rate Loans and on or before 12:00 noon on the date of prepayment of such Loans which are Prime Rate Loans setting forth the following information:

          (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

          (y) a statement indicating the application of the prepayment between Term Loan A and CapEx Term Loans which application must comply with the paragraph below; and

          (z) the total principal amount of such prepayment, which shall not be less than One Hundred Thousand Dollars ($100,000).

         All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this SECTION 2.5 shall be applied ratably to the Term Loan A and the CapEx Term Loans based on the amounts of such Loans outstanding and, after giving effect to the preceding clause, then in inverse order of the unpaid principal installments of such Loans. If the Borrower prepays a Loan but fails to specify the applicable Loan which the Borrower is prepaying, the prepayment shall be applied first to Revolving Loans which are Prime Rate Loans, then to Revolving Loans which are LIBOR Rate Loans; PROVIDED that if no Revolving Loans are outstanding, first to the Term Loans which are Prime Rate Loans, then to Term Loans which are LIBOR Rate Loans. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under SECTION 3.4.

         2.6      DISBURSEMENT OF LOANS.

         All disbursements of proceeds of the Loans requested by Borrower pursuant to SECTION 2.7 or SECTION 2.8 shall be effectuated by Bank's crediting Account No. 821652971. Such account is or will be structured and utilized as a controlled disbursement account; PROVIDED, HOWEVER, that Bank may at any time hereafter elect not to credit proceeds of the Loans to the aforedescribed controlled disbursement accounts but instead may establish a similar non-controlled disbursement account for Borrower at Bank and disburse proceeds of the Loans by crediting such non-controlled disbursement account of Borrower at Bank.

         2.7      PROCEDURE FOR ADVANCING REVOLVING LOANS.

         Subject to the terms and conditions of this Agreement, Bank will, from time to time on any Business Day prior to the termination of this Agreement pursuant to SECTION 11 or SECTION 13 hereof, upon the oral or written request of Borrower therefor, advance Revolving Loans to Borrower's account described in
SECTION 2.9 hereof; PROVIDED, HOWEVER, that so long as the controlled disbursement account for Borrower at Bank referred to in SECTION 2.6 is in place, Borrower shall be deemed to have requested a Revolving Loan each time a check drawn on such account by Borrower is presented to Bank for payment thereof. If Bank receives such a request from Borrower for a Revolving Loan prior to 12:00 noon, Cincinnati, Ohio time on a Business Day, Bank will advance such Revolving Loan on that same Business Day. If Bank receives such a request from Borrower for a Revolving Loan after 12:00 noon, Cincinnati, Ohio time on a Business Day, Bank will advance such requested Revolving Loan on the next Business Day. Notwithstanding anything in this Agreement to the contrary, Bank shall not be obligated to advance Loans if, either immediately before or after giving effect to any such Loan, (i) a Deficiency has occurred or shall occur, or
(ii) an Event of Default has occurred or shall occur.

         2.8      PROCEDURE FOR ADVANCING CAPEX TERM LOANS.

         Subject to the terms and conditions of this Agreement, Bank will from time to time prior to the termination of this Agreement pursuant to SECTION 11 or SECTION 13 hereof, advance CapEx Term Loans to Borrower's account described in SECTION 2.6 hereof. Borrower shall notify Bank in writing at least ten (10) Business Days prior to the Business Day on which the proposed CapEx Term Loan is to be made of its request for a CapEx Term Loan. On the date of each CapEx Term Loan, Bank will, so long as Borrower shall have satisfied each of the conditions set forth in EXHIBIT G-2 attached hereto and incorporated herein by reference in a manner satisfactory to Bank, advance the proceeds of such CapEx Term Loan to the account of Borrower described in SECTION 2.6.

         2.9      NO LIMITATION ON LIENS.

         The limits on outstanding advances against the Revolving Loan Borrowing Base set forth in this Agreement are not intended and shall not be deemed to limit in any way Bank's security interest in or lien on the Accounts, Chattel Paper, Related
Property, Documents, Receivables, Inventory, Equipment, or any other collateral for the Obligations.

         2.10     DEFICIENCY.

         If a Deficiency occurs, the Borrower shall immediately, without demand or notice, reduce the outstanding balance of the Loans made to Borrower so that such Deficiency shall no longer exist.

         2.11     VOLUNTARY REDUCTION OF TOTAL FACILITY.

         Upon at least three (3) Business Days' prior written notice given to Bank (the "Facility Reduction Notice"), Borrower shall have the right, without premium or penalty, to permanently reduce the Total Facility by the amount (the "Facility Reduction Amount"), specifically stated in the Facility Reduction Notice, in increments of no less than One Hundred Thousand Dollars ($100,000). Upon receipt by Bank of a Facility Reduction Notice sent in accordance with the provisions of this Financing Agreement, (a) the Total Facility as defined in
SECTION 2.1 will be reduced by the Facility Reduction Amount, (b) the amount appearing in subparagraph (i) of the definition of Unused Revolving Loan Facility Amount shall be reduced by the Facility Reduction Amount and (iii) the amount set forth in subparagraph (i)(a) or (b), as applicable, of the definition of Revolving Loan Availability shall be reduced by the Facility Reduction Amount. The Facility Reduction Notice may not be given if (a) an Event of Default has occurred or would be caused thereby or (b) a Deficiency exists or would be caused thereby.

         2.12     ADVANCE RATES AND SUBLIMITS.

         (a) CHANGES. Borrower acknowledges that the Bank, from time to time, may do any one or more of the following in its discretion exercised in good faith: (i) decrease the dollar limits on outstanding advances against the Revolving Loan Borrowing Base or applicable to any one or more Inventory or Receivable advance sublimits or (ii) decrease the Eligible Receivables Advance Rate or the Eligible Inventory Advance Rate (collectively, the "Advance Rates") if one or more of the following events occur or conditions exists: (a) an Event of Default has occurred; (b) with regard to the Eligible Receivables Advance Rate, (1) the dilution percentage with respect to Borrower's Eligible Receivables (i.e., reductions in the amount of accounts receivable because of returns, discounts, price adjustments, credit memoranda, credits, contracts and other similar offsets) increases by an amount which the Bank, in good faith, has determined is material above that which existed as of the Effective Date, (2) the percentage of accounts receivable which are 90 days or more past the date of the original invoices applicable thereto increases, in comparison to the percentage of accounts receivable which are within 90 days from the date of the original invoices applicable thereto, by an amount which the Bank in good faith, determines is material, or (3) any material change occurs, determined by the Bank in good faith, from the Effective Date in respect of the credit rating or credit quality of Borrower's account debtors; or (c) with respect to the Eligible Inventory Advance Rate, there occurs a material change, as determined by the Bank in its discretion exercised in good faith, in the type, quantity, or quality of Borrower's Eligible Inventory as the same is constituted on the Effective Date.

         (b) NOTICE. If, at any time, the Bank decreases any of the dollar limits on outstanding advances against the Revolving Loan Borrowing Base or the Advance Rates ("STATED ADVANCE RATE CHANGE"), the Bank will give Borrower five
(5) days advance written notice of such Stated Advance Rate Change, unless an Event of Default then exists, in which case no such notice shall be required. Failure by Bank to so notify Borrower shall in no way affect Borrower's obligations under this Agreement and the other Loan Documents or Bank's rights and remedies hereunder or thereunder; PROVIDED, HOWEVER, prior to the occurrence of an Event of Default no payment by Borrower of any Deficiency resulting from an Advance Rate Change shall be due until Borrower receives such notice from Bank.

3.       INTEREST CHARGES; MINIMUM LOAN CHARGE; FEES; MANDATORY PREPAYMENT.

         3.1      INTEREST ON LOANS.

         The Borrower shall pay Bank interest on the average daily outstanding principal amount, if any, of Borrower's Loans and all other Obligations as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Bank in accordance with the provisions of SECTION 3.1(c), or as otherwise determined in accordance with the provisions of this SECTION 3.1. Notwithstanding the foregoing, the per annum rate of interest applicable at all times after the occurrence of an Event of Default shall be (i) for Revolving Loans, the greater of (x) the Prime Rate PLUS three percent (3%) or (y) the LIBOR Rate PLUS three percent (3.0%) and (ii) for Term Loans, the greater of (x) the Prime Rate PLUS three percent (3.0%) or (y) the LIBOR Rate PLUS three percent (3%) (the "Default Rate").

         (a) PAYMENT OF INTEREST. Unpaid and accrued interest on all Prime Rate Loans shall be paid monthly in arrears, on the first (1st) day of each calendar month, commencing on February 1, 2000, and on the first (1st) day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise). Notwithstanding the foregoing, any and all unpaid and accrued interest on any Prime Rate Loan converted to a LIBOR Rate Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate. Unpaid and accrued interest on any LIBOR Rate Loan shall be paid on (i) the last Business Day of each Interest Period for each LIBOR Rate Loan which has an Interest Period of thirty (30), sixty (60) or ninety (90) days and (ii) on the ninetieth (90th) day and on the last Business Day of the Interest Period for each LIBOR Loan which has an Interest Period of One Hundred Eighty (180) days, and at maturity (whether by acceleration, declaration, extension or otherwise); PROVIDED, HOWEVER, that any and all unpaid and accrued interest on any LIBOR Rate Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Rate Loan shall be paid immediately upon prepayment.

         (b) SELECTION OF RATE. From time to time as provided in this SECTION 3.1, by a proper and timely Interest Rate Election Notice furnished to Bank in accordance with the provisions of SECTION 3.1(c), the Borrower may select an Applicable Interest Rate or Applicable Interest Rates for any Loans to Borrower or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to Borrower to any other Applicable Interest Rate or, when applicable, any other Interest Period. Borrower's selection of an Applicable Interest Rate and/or an Interest Period, its election to convert an Applicable Interest

Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following additional limitations:

          (1) Borrower shall not at any time select or change to an Interest Period that extends beyond the Revolving Loan Termination Date.

          (2) (A) no change from any Applicable LIBOR Rate to the corresponding Applicable Prime Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, (B) no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and (C) no change from any Applicable Prime Rate to the corresponding Applicable LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

          (3) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made;

          (4) no more than six (6) LIBOR Rate Loans may be outstanding at any one time and no more than an aggregate principal amount of Six Million Dollars ($6,000,000) of LIBOR Loans with Interest Periods of One Hundred Eighty (180) days may be outstanding at any one time;

          (5) the first day of each Interest Period shall be a Eurodollar Business Day; and

          (6) if, as of the effective date of a selection, an Event of Default exists, Bank, in the exercise of its sole and absolute discretion, may elect that no such selection, election or adjustment shall be allowed.

The minimum principal amount of a LIBOR Rate Loan shall be One Million Dollars ($1,000,000). If a request for a borrowing is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Applicable Prime Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this SECTION 3.1(c).

         (c) INTEREST RATE ELECTION NOTICE. Bank will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Interest Rate, or to change Interest Periods, unless Bank shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

          (1)  the amount to be borrowed or converted;

          (2)  a selection of an Applicable Prime Rate or an Applicable LIBOR
               Rate;

          (3) the length of the Interest Period if the Applicable Interest Rate selected is an Applicable LIBOR Rate; and

          (4)  the requested date on which such election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Bank not later than 2:00 p.m. (Eastern Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Prime Rate and not later than 2:00 p.m. (Eastern Time) on the third (3rd) Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

         3.2      INABILITY TO DETERMINE LIBOR BASE RATE.

         In the event that (i) the Bank shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan that the Borrower has requested to be made or to be converted to a LIBOR Rate Loan or (ii) the Bank shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made or to be converted to a LIBOR Rate Loan does not adequately and fairly reflect the cost to the Bank of funding or converting such Loan, the Bank shall give telephonic or written notice of such determination to Borrower at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Rate Loan shall be made or converted to a Prime Rate Loan. Until such notice has been withdrawn by the Bank, Borrower shall not request that any Loan be made or converted to a LIBOR Rate Loan.

         3.3      LIBOR UNLAWFUL, ETC.

         If applicable laws shall (i) make it unlawful for the Bank to fund through the purchase of dollar deposits with respect to any portion of the Loans based, or requested by Borrower to be based, on LIBOR or otherwise give effect to the Bank's obligations as contemplated under this Section with respect to the use of the LIBOR Rate, or (ii) shall impose on the Bank any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of the Bank which includes a LIBOR Rate, or
(iii) shall impose on the Bank any restrictions on the amount of such a category of liabilities or assets which the Bank may hold, then, in each such case, the Bank may, by notice thereof to Borrower, terminate the LIBOR option. Any portion of the Loans subject thereto shall immediately bear interest thereafter at the Applicable Prime Rate.

         3.4      LIBOR INDEMNITY.

         Borrower agrees to indemnify and reimburse Bank and to hold Bank harmless from any loss, cost (including administrative costs) or expense (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by Bank to maintain any LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which Bank actually sustains or incurs as a consequence of (a) a default by Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (b) the failure of Borrower to make a borrowing under, or to convert the Applicable Interest Rate of, a Loan after Borrower has given a request for a borrowing or an Interest Rate Election Notice, (c) the failure of Borrower to make any prepayment of a LIBOR Rate Loan after Borrower has given notice of such intention to make such a prepayment, (d) the termination of the LIBOR option pursuant to SECTION 3.3, and/or (e) the making by Borrower of a prepayment of a LIBOR Rate Loan on a day which is not the last day of the Interest Period for such LIBOR Rate Loan. This SECTION 3.4 shall survive termination or expiration of this Agreement and payment of all Obligations.

         3.5      INCREASED COSTS - CAPITAL ADEQUACY.

         In case of any change in law or governmental rules, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines regarding capital adequacy, capital maintenance or similar requirement or has the effect thereof (including a requirement which affects the manner in which Bank allocates capital resources to any of its commitments, including its commitments hereunder) and as a result of such change or introduction, in the opinion of Bank (in its discretion), the rate of return on Bank's capital as a consequence of its lending commitments hereunder is reduced to a level below that which Bank could have achieved but for such circumstances (taking into consideration Bank's policies with respect to capital adequacy and capital maintenance) by an amount deemed by Bank to be material, then and in each such case Bank may charge Borrower an additional fee which will compensate Bank for such reduction in the rate of return caused by such requirements ("Additional Fee"). In the event any Additional Fee is charged to Borrower by Bank under this SECTION 3.5, Borrower may prepay the Loans in full without payment of the termination fee under SECTION 11.3 so long as such prepayment in full is tendered to Bank within ninety (90) days following the date Bank either first imposed the Additional Fee or subsequently increased such Additional Fee for a reason other than a change in the balance of the Loans or the interest rates.

         3.6      CLOSING FEE.

         The Borrower shall pay Bank a closing fee of One Hundred Twenty-Two Thousand Five Hundred Dollars ($122,500), payable on the Effective Date.

         3.7      UNUSED FACILITY FEE.

         Borrower shall pay to the Bank, for the period from and including the Effective Date and continuing until the termination of this Agreement pursuant to SECTION 11 hereof, an unused facility fee computed at the rate of one-quarter of one percent (0.25%) per annum on the

Unused Revolving Loan Facility Amount, payable for each month (or, in the case of the first such payment, portion of the calendar month since the Effective Date) by Borrower monthly in arrears on the first day of the following calendar month, commencing on February 1, 2001, and on the date this Agreement shall have been terminated pursuant to SECTION 11 hereof.

         3.8      MANDATORY PREPAYMENT.

         Borrower agrees that if International shall sell, lease, transfer or otherwise dispose of any of its assets other than in connection with the winding up or dissolution of Subsidiaries of International which are dormant, or sell, lease, transfer or otherwise dispose (a "Disposition") of all or substantially all of the shares of stock in or of assets owned by International Borrower, Vari-Lite Production Services Hong Kong Limited or Vari-Lite Hong Kong Limited, Borrower shall immediately make a prepayment to Bank in an amount equal to twenty-five percent (25%) of the after-tax proceeds received by International from such Disposition (each such amount being a "Mandatory Prepayment;" PROVIDED, HOWEVER, in no event shall International sell or dispose of any of the capital stock or substantially all of the assets of Vari-Lite Europe Holdings Limited, Vari-Lite Production Services Limited, or Vari-Lite Asia, Inc. Each Mandatory Prepayment shall be applied to the outstanding and accrued and unpaid interest of Term Loan A.

         3.9      INTEREST RATE PROTECTION.

         Borrower may, at Borrower's cost, obtain and maintain interest rate protection acceptable to Bank, in its reasonable discretion, to protect against future increases in the Prime Rate or LIBOR Rate.

         3.10     CALCULATION OF CERTAIN CHARGES.

         Accrued interest charges and the fees set forth in SECTION 3.7 shall be computed on the basis of a year of three hundred sixty (360) days and applied to actual days elapsed and shall be payable (a) as to Prime Rate Loans monthly to Bank on the first day of each month hereafter and (b) as to LIBOR Rate Loans on the dates as provided in SECTION 3.1(a) of this Agreement. All such interest charges and other fees hereunder shall be paid in arrears, except that the fees set forth in SECTION 3.5 shall be paid in accordance with such Section.

         3.11     CHARGING LOAN ACCOUNT.

         Borrower hereby authorizes Bank, at Bank's option, to charge any account or charge or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder. Bank will notify Borrower promptly of any such charge or increase.

         3.12     MAXIMUM RATE.

         If at any time the rate of interest computed in the manner provided in this SECTION 3 ("Applicable Rate"), together with all fees and charges as provided for herein or in any other Loan Document (collectively, the "Charges"), which are treated as interest under applicable law exceeds the maximum lawful rate (the "Maximum Rate") allowed under applicable law, the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum

Rate; PROVIDED, HOWEVER, that any subsequent reduction in the Prime Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. If any payment hereunder, for any reason, results in Borrower having paid interest in excess of that permitted by applicable law, then all excess amounts theretofore collected by Bank shall be credited on the principal balance owing hereunder (or, if all sums owing hereunder have been paid in full, refunded to Borrower), and the amounts thereafter collectible hereunder shall immediately be deemed reduced, without the necessity of the execution of any new document, so as to comply with applicable law and permit the recovery of the fullest amount otherwise called for hereunder.

4.       MONTHLY ACCOUNTINGS.

         Bank will provide Borrower monthly with a statement of advances, charges and payments made pursuant to this Agreement and such account rendered by Bank shall be presumptive evidence of the amount of the Obligations owing and unpaid by Borrower and, fifteen (15) Business Days after Bank shall have delivered such statement, shall be deemed binding as against Borrower unless such statement contains manifest errors or unless within said period of time Bank received a written notice from Borrower describing in detail any errors.

5.       SECURITY.

         The Obligations shall be secured by the documents and collateral described in this SECTION 5 and the documents described in the Exhibits and Schedules to this Agreement, each of which are incorporated herein by reference. The following documents shall be in form and substance satisfactory to Bank and its counsel, and the Collateral and other assets and property covered thereby shall secure the Obligations in such order as may be determined by Bank in its sole discretion.

         5.1      SECURITY AGREEMENT.

         The Obligations shall be secured by a security interest in all of Borrower's Collateral, pursuant to a Security Agreement executed by Borrower in substantially the form of EXHIBIT A attached hereto and incorporated herein by reference (the "Security Agreement"), and (ii) accompanying financing statements in form and substance suitable for filing under the applicable state(s) version(s) of the Uniform Commercial Code.

         5.2      PATENT ASSIGNMENT.

         The Obligations shall be secured by an assignment of Borrower's interests in its patents, trademarks, licenses and related rights and interests, pursuant to a Patent, Trademark and License Security Agreement executed by Borrower in substantially the form attached hereto as EXHIBIT B and incorporated herein by reference (the "Patent Assignment").

         5.3      PLEDGES.

         The Obligations shall be secured by a pledge of (a) all of International's stock of each of Borrower and IGNITION! Creative Group, Inc., and (b) no less than sixty-five percent

(65%) of the stock held by International of Vari-Lite Europe Holdings Limited and Vari-Lite Asia, Inc., pursuant to a Pledge and Security Agreement(s) executed by International and delivered to Bank in substantially the form of EXHIBIT D attached hereto and incorporated herein by reference (collectively, the "Pledge Agreements").

         5.4      LANDLORD WAIVER.

         Each landlord with respect to any of the Leased Premises shall execute and deliver a Landlord Waiver in substantially the form attached hereto as EXHIBIT E (collectively, the "Landlord Waivers"), and incorporated herein by reference.

         5.5      GUARANTY.

         The Obligations shall be unconditionally guaranteed by International (the "International Guaranty") pursuant to a Guaranty in substantially the form of EXHIBIT C attached hereto and incorporated herein by reference.

         5.6      SUBORDINATION AGREEMENTS.

         The Obligations shall be secured by Subordination Agreements (the "Subordination Agreements") executed and delivered to Bank by each of International and Vari-Lite Asia, Inc. in substantially the form of EXHIBIT U attached hereto and incorporated herein by reference.

6.       DELIVERIES PRIOR TO DISBURSEMENT; FURTHER ASSURANCES.

         Prior to the initial disbursement of proceeds of the Loans, Borrower shall have delivered to Bank all of the documents, instruments and other information and shall have satisfied all other conditions described in EXHIBIT G-1 attached hereto and incorporated herein by reference. Prior to the disbursement of proceeds of any CapEx Term Loan, Borrower shall have delivered to Bank all of the documents, instruments and other information and shall have satisfied all other conditions described in EXHIBIT G-2 attached hereto and incorporated herein by reference. Borrower agrees to execute and deliver or cause to be executed and delivered any and all further documents and instruments and to take any and all further actions as may be determined by Bank to be necessary or appropriate to the transactions contemplated herein.

7.       RECEIVABLES; COLLECTION OF RECEIVABLES; DISPUTED RECEIVABLES.

         7.1      REPRESENTATIONS AND WARRANTIES REGARDING RECEIVABLES.

         (a) Borrower agrees, represents and warrants that each Receivable and each invoice representing any such Receivable (other than proceeds of letters of credit, insurance proceeds, contract rights, instruments and documents not arising directly out of a sale or lease of goods or services) will cover a bona fide sale or lease of merchandise usually dealt in by Borrower, or the rendition by Borrower of related services or sale of related products to customers in the ordinary course of business, and will be for a liquidated amount maturing as stated in the schedule thereof and in the invoice or Contract covering said sale or lease, and Receivables constituting Eligible Receivables will not be subject to any offset, deduction, counterclaim, lien or other condition. None of Borrower's invoices shall be backdated, postdated or redated, and Borrower shall not make any sales or enter into any Contracts with respect to Rental Inventory on extended dating or credit terms beyond that customary in Borrower's industry. If any warranty is breached as to any Receivable or as to the invoice representing any such Receivable, then Bank, in addition to its other rights and remedies hereunder, may deem ineligible any and all Receivables owing by that customer or account debtor; but Bank shall in all events retain its security interest in such Receivable, until all Obligations have been fully satisfied. Borrower shall notify Bank promptly upon, but in no event later than three (3)
Business Days after Borrower's learning thereof, in the event any Eligible Receivable becomes ineligible for any reason other than the aging of such receivable and of the reasons for such ineligibility.

         7.2      DISPUTES AND CLAIMS REGARDING RECEIVABLES.

         Borrower shall notify Bank promptly of each return or recovery of sold goods in excess of $100,000, and, on request, deliver the merchandise returned or recovered to Bank at a location or locations selected by Bank, in its sole discretion. Borrower shall also notify Bank promptly of all disputes and claims and settle or adjust them at no expense to Bank, but no discount, credit or allowance outside the ordinary course of business or adverse extension, compromise or settlement shall be granted to any customer or account debtor and no returns of merchandise outside the ordinary course of business shall be given, made or accepted by Borrower without Bank's prior written consent.

         7.3      LOCKED BOX.

         Borrower shall rent a post office box at the U.S. Post Office which post office boxes bear the following addresses (or such other addresses as Bank may notify the applicable Borrower of from time to time (the "Locked Box")):
Vari-Lite, Inc., P.O. 641845, Cincinnati, Ohio 45264-1845; Borrower shall notify all of its customers, lessees and account debtors to forward all remittances of every kind due Borrower ("Remittances") to the Locked Box (such notices to be in such form and substance as Bank may require from time to time), and immediately upon receipt thereof, Borrower shall deposit all other proceeds of Receivables or other Collateral into its Locked Box (or into its Special Account, as defined below). Bank shall have sole access to the Locked Box at all times, and Borrower shall take all action necessary to grant Bank such sole access. At no time shall Borrower remove any item from its Locked Box without Bank's prior written consent, and Borrower may not notify any customer, lessee or account debtor to pay any Remittance to any other place or address without Bank's prior written consent. If Borrower should neglect or refuse to notify any customer, lessee or account debtor to pay any Remittance to its Locked Box, Bank shall be entitled to make such notification. Borrower hereby grants to Bank an irrevocable power of attorney, coupled with an interest, to take in Borrower's name all action necessary (i) to grant Bank sole access to its Locked Box, (ii) to contact customers, lessees and account debtors to pay any Remittance to its Locked Box or for any other reason, and (iii) to endorse each Remittance delivered to a Locked Box for deposit to the Borrower's Special Account.

         7.4      SPECIAL ACCOUNT.

         Upon collection of Remittances and other proceeds of Receivables, other Collateral and any other security for the Obligations from the Locked Box of Borrower, Bank shall, on the same day of such collection if such Remittances and other proceeds are deposited into such Locked Box at or prior to 12:00 noon, Cincinnati, Ohio time, or on the immediately following day if such Remittances and other proceeds are deposited into such Locked Box after 12:00 noon, Cincinnati, Ohio time, deposit the same into a corresponding account of Borrower at Bank, as follows: Account No. 821652963 at Bank (such account being herein referred to as a "Special Account,"). Any Remittance or other proceeds of Receivables, other Collateral or other security for the Obligations received by Borrower shall be deemed held by Borrower in trust and as fiduciary for Bank, and Borrower shall immediately deposit the same, in its original form, into its Locked Box or Special Account. Pending such deposit, Borrower agrees that it will not commingle any such Remittance or other proceeds of Receivables, other Collateral or any other security for the Obligations with any of Borrower's other funds or property, but will hold it separate and apart therefrom in trust and as fiduciary for Bank until deposit is made into the appropriate Locked Box or Special Account. All deposits to the Special Account shall be Bank's property and shall be subject only to the signing authority designated from time to time by Bank, and Borrower shall not have any interest therein or control thereover. Bank shall have sole access to the Special Account, and Borrower shall not have any access thereto. Bank shall have, and Borrower hereby grants to Bank, a security interest in all funds held in Borrower's Locked Box and Special Account as security for the Obligations. No Special Account will be subject to any deduction, set-off, banker's lien or any other right in favor of any person or entity other than Bank. Prior to the occurrence of an Event of Default, Deposits to the Special Account will be applied, FIRST, to all Obligations then due and owing; SECOND, to the principal and/or interest of the Revolving Loans; and THIRD, if the Revolving Loans have been repaid in full and absent any instruction to the contrary from the Borrower, to an interest bearing account of Borrower established with Bank. Upon the occurrence of an Event of Default deposits to the Special Account may be applied against the principal and/or interest of the Revolving Loans and/or other Obligations of the Borrower to Bank in such order and method of application as may be elected by Bank in its sole discretion. Borrower hereby indemnifies and holds Bank harmless from and against any loss or damage with respect to any Remittance deposited in Borrower's Special Account which is dishonored or returned for any reason. If any Remittance deposited in a Special Account is dishonored or returned unpaid for any reason, Bank, in its sole discretion, may charge the amount of such dishonored or returned Remittance directly against the Borrower and/or any account maintained by Borrower with Bank and such amount shall be deemed part of the Obligations hereunder. Bank shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Bank under this Agreement, other than loss or damage determined by a court of competent jurisdiction after exhaustion of all appeals to be the consequences of Bank's gross negligence or willful misconduct. Borrower hereby agrees that it will not assert any claims or set-off rights against Bank solely as a result of Borrower's maintaining a Special Account with Bank.

         7.5      CREDITING OF REMITTANCES.

         For the purpose of calculating interest, all Remittances and other proceeds of Receivables, other Collateral and any other security for the Obligations shall be credited to the

Borrower (conditional upon final collection) two (2) Business Days after Bank receives notice of deposit of the same into Borrower's Special Account; PROVIDED, HOWEVER, in the event that Bank receives notice of such deposit later than 12:00 noon Cincinnati, Ohio time on any Business Day, such Remittance deposited shall be credited to Borrower (conditional upon final collection) three (3) Business Days after such deposit. For the purpose of determining the aggregate loan availability hereunder, all such Remittances shall be credited on the Business Day on which Bank receives notice of such deposit into the Borrower's Special Account. From time to time, Bank may adopt such regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Special Account, the Locked Box and the services to be provided by Bank under this Agreement.

         7.6      COSTS OF COLLECTION.

         All costs of collection of Borrower's Receivables, including Attorney's Fees, out-of-pocket expenses, administrative and record-keeping costs, and all service charges and costs related to the establishment and maintenance of the Locked Box and the Special Account, shall be the sole responsibility of Borrower, whether the same are incurred by Bank or Borrower, and Bank, in its sole discretion, may charge the same against Borrower and/or any account maintained by Borrower with Bank and the same shall be deemed part of the Obligations hereunder.

8.       EXAMINATION OF COLLATERAL AND THE PREMISES; REPORTING.

         8.1      MAINTENANCE OF BOOKS AND RECORDS.

         Borrower shall keep and maintain complete books of account, records and files with respect to its business in accordance with generally accepted accounting principles consistently applied and shall accurately and completely record all transactions therein.

         8.2      ACCESS AND INSPECTION.

         Bank may at all reasonable times have access to and the right to examine and inspect all of Borrower's real and personal property, and access to and the right to inspect, audit and make extracts from all of Borrower's records, files and books of account, and Borrower shall execute and deliver at the request of Bank such instruments as may be necessary for Bank to obtain such information concerning the business of Borrower as Bank may require from any Person. Borrower shall furnish Bank with such statements and reports regarding Borrower's financial condition and the results of Borrower's operations, in addition to those hereinafter required, and such other information as Bank may reasonably request from time to time. Borrower shall permit Bank to discuss Borrower's financial matters with Borrower's officers and accountants (and hereby authorizes such officers and accountants to discuss Borrower's financial matters with Bank).

         8.3      REPORTING REGARDING RECEIVABLES.

         (a) After the creation or acquisition of any Receivables, Borrower shall provide to Bank, as frequently as required by Bank, schedules in such form and substance and accompanied by such copies of original source and background documents (including, without limitation, sales, credit and remittance journals) as Bank may require describing all Receivables created or acquired.

         (b) No later than thirty (30) days after the end of each month, the Borrower shall deliver to Bank a borrowing base certificate in the form of EXHIBIT H attached hereto and incorporated herein by reference (a "Borrowing Base Certificate"), reconciled to the financial statements required to be delivered pursuant to SECTION 8.5 hereof, and, together with the Borrowing Base Certificate, monthly reports of Borrower's sales, leases, credits to sales, credits to leases, or credit memoranda applicable to sales, leases, collections and non-cash charges (from whatever source, including, without limitation, sales and noncash journals or other credits to Receivables).

         (c) No later than thirty (30) days after the end of each month, or sooner if available, the Borrower shall deliver to Bank (i) monthly agings, broken down by invoice date, of accounts receivable, identifying which accounts receivable are attributable to sales and which are attributable to the rental of Rental Inventory and which are evidenced by Chattel Paper, reconciled to the Borrowing Base Certificate and Borrower's general ledger, and setting forth any changes in the reserves made for bad accounts or any extensions of the maturity of, refinancing of, or other changes in the terms of any accounts, and (ii) a statement describing in such detail as Bank shall require all Contracts for Rental Inventory providing for a term of four (4) or more months, together with such further information with respect thereto as Bank may require. No later than thirty (30) days after the end of each month, or sooner if available, the Borrower shall also deliver to Bank monthly agings of accounts payable listed by invoice date reconciled to Borrower's general ledger, together with such further information with respect thereto as Bank may require.

         8.4      REPORTING REGARDING INVENTORY.

         (a) Borrower shall conduct a full and complete physical count of its Inventory at least annually or more frequently if Bank shall reasonably require, in a manner and in accordance with procedures approved by Borrower's independent certified public accountants and Bank, and shall promptly extend, price and summarize such physical counts and submit a report thereof to Bank.

         (b) Values shown on reports of Inventory shall be at the lower of cost or market value determined on a "first in first out" basis, consistently applied.

         (c) No later than thirty (30) days after the end of each month, or more frequently, if Bank shall so request, Borrower shall submit to Bank (i) a monthly Borrowing Base Certificate reporting the value of Borrower's Inventory, and (ii) an inventory report reconciled to the Borrowing Base Certificate for such month, Borrower's perpetual inventory records and its general ledger, broken down into such detail and with such categories as Bank shall require (including, but not limited to, a report indicating the type, location and amount of raw materials, evaporants, work-in-process and finished goods, and all other information deemed necessary by Bank to determine levels of that which is and is not Eligible Inventory).

         8.5      MONTHLY FINANCIAL STATEMENTS.

         Promptly when available and in any event not later than thirty (30) days after the end of each month, Borrower shall furnish to Bank monthly statements, on a consolidated basis, showing International's consolidated financial condition and the results of International's operations for the periods covered by such statements in such detail as Bank may from time to time require, prepared in accordance with generally accepted accounting principles consistently applied and containing all disclosures required to fully and accurately present the consolidated financial position and results of operations of International and to make such statements not misleading under the circumstances. International will notify the Bank at least thirty (30) days prior to any change in its monthly accounting periods.

         8.6      ANNUAL PROJECTIONS.

         No later than thirty (30) days prior to the end of International's fiscal years, Borrower shall furnish to Bank detailed projections, prepared on a consolidated basis, for the next fiscal year setting forth projected balance sheets, income statements, capital expenditures and debt repayment schedules for each fiscal quarter of such fiscal year and the projected balance sheet as of the end of each such fiscal quarter. Such projections shall be prepared in a manner consistent with the financial projections for International provided to Bank by Borrower prior to the Effective Date, PROVIDED that, except as provided in SECTION 9.11 below, Borrower makes no representations or warranties regarding such projections.

         8.7      CERTIFIED QUARTERLY FINANCIAL STATEMENTS.

         Promptly when available and in any event not later than forty-five (45) days after the end of each quarter, Borrower shall furnish to Bank quarterly financial statements, on a consolidated basis, showing International's financial condition and results of International's operations for the periods of time covered by such statements in such detail as Bank may from time to time require, prepared in accordance with generally accepted accounting principles consistently applied and containing all disclosures required to fully and accurately present the financial position and results of International and to make such statements not misleading under the circumstances, and in each instance certified by the chief financial officer or other responsible officer of International as being filed with the Securities and Exchange Commission. Said statements shall include: (i) a comparison prepared by International of its projected financial position and results of operations of International provided for in SECTION 8.6 hereof with the actual financial position and results of operations of International and an explanation of any variations between them; and (ii) a comparison between actual calculated results and the covenanted results for each of the Financial Covenants contained in EXHIBIT I attached hereto and incorporated herein by reference.

         8.8      AUDITED ANNUAL FINANCIAL STATEMENTS.

         Promptly when available and in any event not later than one hundred twenty (120) days after the end of Borrower's fiscal years, Borrower shall submit to Bank statements, prepared on a consolidated and consolidating basis, showing International's financial condition, the results of operations, a consolidated balance sheet and related statements of income, shareholders' equity, and changes in the International's cash flows and financial position for the year then ended. Such statements shall be audited in accordance with generally accepted auditing standards by an independent certified public accountant acceptable to Bank and shall be prepared and presented in accordance with generally accepted accounting principles consistently applied. Such statements shall be delivered to Bank together with an audit report of such independent certified public accountant. Said statements shall be accompanied by: (i) a comparison prepared by International of the projected financial position and results of operations of International provided for in SECTION 8.6 hereof with the actual financial position and results of operations of International and an explanation of any variations between them; and (ii) a comparison between actual calculated results and the covenanted results for each of the Financial Covenants contained in EXHIBIT J.

         8.9      MANAGEMENT REPORTS.

         Borrower shall furnish to Bank promptly upon receipt copies of all management letters and any other material reports provided by Borrower's and International's independent accountants. Borrower hereby authorizes Bank to communicate directly with Borrower's independent accountants to discuss Borrower's affairs, finances, accounts and such other matters as Bank deems necessary, PROVIDED that so long as no Event of Default has occurred, Bank shall provide Borrower with a reasonable opportunity to participate in any such communications. After the occurrence of an Event of Default, Bank shall be given notice of and the right to attend any meetings between Borrower and the independent accountants with respect to any such matters.

         8.10     FINANCIAL CERTIFICATE.

         Borrower shall furnish to Bank, together with all materials required pursuant to SECTION 8.5 and SECTION 8.7 hereof, a certificate signed by the Chief Financial Officer of Borrower in the form of EXHIBIT I attached hereto.

         8.11     PUBLIC FILINGS.

         Borrower shall furnish to Bank promptly upon any filing thereof by Borrower or by International with the Securities and Exchange Commission, any annual, periodic or special report or registration statement (without exhibits) generally available to the public.

         8.12     MONTHLY REPORTING REGARDING INVENTORY AND EQUIPMENT.

         Borrower will deliver to Bank on a monthly basis a report (a) specifically identifying all Equipment and Inventory which is or reasonably anticipated to be at any location other than a Filed Jurisdiction for four (4) consecutive months or more and (b) listing each such location by street address, city, county and state.

         8.13     ADDITIONAL MONTHLY REPORTING.

         Borrower will deliver to Bank on a monthly basis a report, identifying in form and detail satisfactory to Bank in its discretion, the following items to the extent there has been any change thereto from the Effective Date and as the same have been described on Schedules 9.5,

9.13, 9.17, 9.18, 9.19, 9.23 and 9.24 (a) all judgments, decrees or orders specifically binding on Borrower, (b) all collective bargaining agreements to which Borrower is a party or which is binding on Borrower, (c) any labor dispute, (d) all Affiliates of Borrower, (e) all noncompetition agreements restricting Borrower in any line of business with any Person, (f) all accounts maintained by Borrower with any bank, brokerage house or other financial institution, (g) all litigation which if adversely determined is likely to have a Material Adverse Effect, (h) all leases or agreements for the purchase of sale of real estate, and (i) patents, copyrights, trade names and trademarks.

9.       WARRANTIES, REPRESENTATIONS AND COVENANTS.

         In order to induce Bank to enter into this Agreement and to make Loans hereunder, Borrower warrants, represents and covenants that, as of the Effective Date, and, to the extent not limited to the Effective Date, any date upon which a Loan is made hereunder and until the Obligations are fully paid, performed and satisfied, the representations, warranties and covenants set forth below are and shall remain true and correct.

         9.1      ORGANIZATION, ETC.

         Borrower is and shall remain duly organized, validly existing and in good standing under the laws of the State of Delaware. International is and shall remain duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is and shall remain qualified to do business and is and shall remain in good standing as a foreign corporation in each other jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect. Borrower has and shall maintain all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents to which it is a party.

         9.2      DUE AUTHORIZATION, VALIDITY, ETC.

         This Agreement and each of the other Loan Documents have been duly executed and delivered and authorized by all requisite corporate, organizational or other action of Borrower, and each constitutes or will constitute, upon the due execution and delivery thereof, the legal, valid, and binding obligation of Borrower, enforceable in accordance with its respective terms.

         9.3      NO VIOLATION.

         The execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party does not and will not (i) constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Regulations/By-Laws or contained in any order of any court or other governmental agency or in any agreement, instrument or document to which Borrower is a party or by which Borrowers or any of Borrower's properties is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrowers' properties (other than in favor of Bank hereunder).

         9.4      USE OF LOAN PROCEEDS.

         Borrower's uses of the proceeds of the Loans made by Bank to Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses (duly authorized by Borrower's Board of Directors), such uses do not and shall not violate any applicable laws or statutes as in effect as of the date hereof or hereafter, and the Loans are not and shall not be secured, directly or indirectly, by or used for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

         9.5      MANAGEMENT; OWNERSHIP OF ASSETS, LICENSES, PATENTS, ETC.

         Borrower possesses, either alone or through the services of its Affiliates, and shall continue to possess active, full-time, professional management adequate to handle its affairs and adequate employees, assets, governmental approvals, permits, licenses, patents, copyrights, trademarks and trade names to continue to conduct its business in a manner substantially similar to the manner as heretofore conducted by it, and all patents, copyrights, trademarks and trade names on the Effective Date are described in
SCHEDULE 1 attached hereto and incorporated herein by reference.

         9.6      INDEBTEDNESS.

         Except for (i) Indebtedness disclosed in either the Financials delivered on or before the Effective Date or in SCHEDULE 2 or SCHEDULE 12 attached hereto and incorporated herein by reference, (ii) the Obligations,
(iii) Indebtedness owing to trade creditors in the ordinary course of business,
(iv) other Indebtedness permitted to be incurred or paid by Borrower pursuant to
SECTION 10.11, and (v) Indebtedness which is subordinated to the prior payment and performance of the Obligations pursuant to a subordination agreement in form and substance satisfactory to Bank in its sole discretion, (vi) tax liabilities to the extent not inconsistent with SECTION 9.13 hereof, and (vii) obligations under operating leases, Borrower has no Indebtedness, and, except as otherwise set forth in SCHEDULE 2 attached hereto, has not guaranteed the obligations of any other Person.

         9.7      TITLE TO PROPERTY; NO LIENS.

         Borrower has good, indefeasible and merchantable title to and ownership of, or leasehold interest in, all of its real and personal property, including, without limitation, its Collateral, and other security for the Obligations, free and clear of all liens, claims, security interests, assignments, mortgages, pledges and encumbrances, except Permitted Liens and except as described in
SCHEDULE 3 attached hereto and incorporated herein by reference.

         9.8      RESTRICTIONS; LABOR DISPUTES; COLLECTIVE BARGAINING
                  AGREEMENTS, ETC.

         Except as described in SCHEDULE 4 attached hereto and incorporated herein by reference as of the Effective Date, Borrower is not a party or subject to any judgment, decree or order specifically binding upon Borrower.

         9.9      NO VIOLATION OF LAW; HAZARDOUS MATERIALS.

         Except as described in SCHEDULE 5 attached hereto and incorporated herein by reference, Borrower is not in violation of any applicable statute, regulation or ordinance of any governmental entity (including, but not by way of limitation, any Environmental Law), the violation of which is likely to have a Material Adverse Effect. Without limiting the generality of the foregoing sentence, no Hazardous Material (a) is located on any real property owned or leased by Borrower except to the extent that such presence is maintained in full compliance with all applicable laws, or (b) has been discharged or is penetrating into any real property or surface or subsurface rivers or streams crossing or adjoining any real property owned or leased by Borrower or the aquifer underlying any real property owned or leased by Borrower except to the extent that such discharge or penetration does not violate any applicable law. "Hazardous Material" as used herein means any existing or future asbestos, polychlorinated byphenyls and petroleum products, solid wastes, ureaformaldehyde, discharges of sewer or effluent, paint containing lead and any other hazardous or toxic material, substance or waste which is defined, determined or identified by those or similar terms or is regulated as such under any such statute, law, ordinance, rule or regulation (whether now existing or hereafter promulgated) or any local, state or federal authority, or any judicial or administrative interpretation of any such statute, law, ordinance, rule or regulation, including but not limited to any material, substance or waste which is a hazardous substance within the meaning of 33 U.S.C. Section 1251 ET SEQ., as amended, or 42 U.S.C. Section 9601 ET SEQ., as amended, or a hazardous waste within the meaning of 42 U.S.C. Section 6901 ET SEQ., as amended). Borrower has made reasonably diligent inquiry with respect to environmental matters bearing upon the property owned, operated or leased by such Borrower and the operation of Borrower's business to be conducted on and after the Effective Date. All inventory manufactured and produced by Borrower has been and shall continue to be manufactured and produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor.

         9.10     ABSENCE OF DEFAULT.

         Borrower is not in default under (i) any note, indenture, loan agreement, mortgage, lease, or other similar agreement relating to the borrowing of monies or the incurring of indebtedness to which Borrower is a party or by which Borrower or any of its assets are bound, the default under which could have a Material Adverse Effect, or (ii) any agreement with any of its shareholders or other equity holders (whether present or contingent).

         9.11     ACCURACY OF FINANCIALS; NO MATERIAL CHANGES.

         All Financials, other than projections delivered by Borrower to Bank prior to the Effective Date and projections delivered by Borrower to Bank under
SECTION 8.6 of this Agreement, have been prepared in accordance with generally accepted accounting principles consistently applied and are true, correct and complete in all material respects, and fairly present Borrower's assets, liabilities and financial condition and results of operations and those of such other Persons described therein as of the date thereof. All projections delivered by Borrower to Bank have been prepared in good faith and are based on assumptions that management of Borrower considers reasonable and appropriate in light of the circumstances in effect at the time of the delivery of such projections, and represent management's good faith estimate of the future financial performance of International on a consolidated basis. There are no omissions from such Financials (other than Projections) or other facts or circumstances not reflected in such Financials (other than Projections) which are or may be material. There has been no material and adverse change in Borrower's assets, liabilities or financial condition except as disclosed in Borrower's filings with the Securities and Exchange Commission since September 30, 1999; and Borrower's outstanding advances to any Person do not constitute any equity or long-term investment in any Person which is not reflected in the Financials.

         9.12     PENSION PLANS.

         No "reportable event" or "prohibited transaction," as defined by the Employee Retirement Income Security Act of 1974 ("ERISA"), has occurred or is continuing as to any plan of Borrower or any Controlled Group member, which poses a threat of termination of such Pension Plans (or trusts related thereto) or the imposition of taxes or penalties against such Pension Plans (or trusts related thereto); neither Borrower nor any Controlled Group member has violated the tax qualification requirements contained in Section 401(a) of the Internal Revenue Code of 1986, as amended applicable to a Pension Plan, except for any violation that cannot be corrected through a voluntary correction program or done anything to create liability under the Multi-Employer Pension Plan Amendments Act; and except as set forth in SCHEDULE 6 attached hereto and incorporated herein by reference, neither Borrower nor any Controlled Group member has incurred any liability to the Pension Benefit Guaranty Corporation in connection with such Pension Plans.

         9.13     TAXES AND OTHER CHARGES.

         Borrower has filed and shall file all federal, state and local tax returns and other reports which it is required by law to file, other than with respect to the tax deficiencies set forth in SCHEDULE 7 attached hereto and incorporated herein by reference, has paid as of the Effective Date, and will, except as allowed under SECTION 10.10 to this Agreement, pay all taxes, assessments and other similar charges that are due and payable has withheld all employee and similar taxes which it is required by law to withhold, and has maintained adequate reserves for the payment of all taxes and similar charges. No tax liens have been filed with respect to Borrower and no claims are being asserted with respect to any such taxes, assessments or charges (and no basis exists for any such claims), except to the extent contested in accordance with
SECTION 10.10 of this Agreement.

         9.14     NO LITIGATION.

         There is not any litigation, action or proceeding pending or, to the best of Borrower's knowledge (after due inquiry), threatened, against Borrower, which, if adversely determined, is likely to have a Material Adverse Effect.
SCHEDULE 8 attached hereto and incorporated herein by reference correctly sets forth all litigation, actions and proceedings pending or, to the best of Borrower's knowledge (after due inquiry), threatened, against Borrower as of the Effective Date (none of which is likely to have a Material Adverse Effect).

         9.15     NO BROKERAGE FEE.

         No brokerage, finder's or similar fee or commission is due to any party by reason of the Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and Borrower shall indemnify and hold Bank harmless from all such fees and commissions.

         9.16     AFFILIATES.

         All Persons who are Affiliates of Borrower as of the Effective Date are identified in Schedule 9 attached hereto and incorporated herein by reference. Except as set forth on SCHEDULE 9, neither International nor Borrower has any Subsidiaries.

         9.17     CAPITALIZATION; WARRANTS, ETC.

         Each share of each Borrower's capital stock outstanding as of the Effective Date is duly authorized, validly issued, fully paid and nonassessable. Set forth in SCHEDULE 10 attached hereto and incorporated herein by reference is a complete and accurate description, as of the Effective Date, of all issued and outstanding shares of capital stock of International, of Borrower and of each Subsidiary of Borrower and International, and a complete and accurate list of all Persons who are record and beneficial owners of the capital stock of Borrower and of each Subsidiary of Borrower or Subsidiary of International. All warrants, puts, subscriptions, options, instruments and agreements under which any shares of capital stock of Borrower or each Subsidiary of International or of any Subsidiary thereof are or may be redeemed, retired, encumbered, bought, sold or issued are described in SCHEDULE 10 attached hereto.

         9.18     NONCOMPETITION AGREEMENTS.

         Borrower is not subject to any contract or agreement containing a covenant not to compete restricting Borrower as of the Effective Date in any line of business with any Person, except as disclosed on SCHEDULE 18 hereto.

         9.19     DEPOSIT AND OTHER ACCOUNTS.

         All of the accounts maintained by Borrower (other than with Bank) as of the Effective Date with any bank, brokerage house or other financial institution are set forth in SCHEDULE 11 attached hereto and incorporated herein by reference, and PROVIDED, HOWEVER, on and after February 1, 2001, the permitted balances of such accounts (not with Bank) shall be limited to (a) no more than One Hundred Thousand ($100,000) in the Wells Fargo Account No. 4759-613730 in Dallas, Texas and (b) with respect to all other accounts not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

         9.20     SOLVENCY.

         Borrower will be Solvent after (i) receipt and application of the Loans in accordance with the terms of this Agreement and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

         9.21     FULL DISCLOSURE.

         No representation or warranty made by Borrower or any of its Affiliates, as the case may be, in this Agreement, or any Loan Document or other document furnished from time to time in connection herewith or therewith contains or will contain at the time such representation is made or such document is furnished, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any of its respective officers, directors, shareholders, corporate management-level employees, parent company, or subsidiaries which has had or which could reasonably be expected in the future to have a Material Adverse Effect.

         9.22     CASUALTIES.

         Neither the business nor the properties of Borrower is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other Casualty Loss (whether or not covered by insurance) which could have a Material Adverse Effect.

         9.23     REAL PROPERTY AND LEASES.

         Except as described in SCHEDULE 12 attached hereto and incorporated herein by reference, as of the Effective Date Borrower owns no real property and is not a party to any lease, assignment, sublease, or other agreement relating to any real property or leasehold.

         9.24     INSURANCE POLICIES.

         SCHEDULE 13 attached hereto and incorporated herein by reference correctly sets forth all of the insurance policies maintained by Borrower as of the Effective Date, including, without limitation, the carriers thereof, and the types of coverage (which coverage shall include environmental liability insurance) and insured amounts covered thereby. Borrower is in compliance with all requirements of such insurance and is in compliance with all insurance requirements set forth in any material purchase orders or other material agreements with its customers.

         9.25     CONSENTS.

         No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by Borrower of any Loan Document to which it is or will be a party.

         9.26     UPDATING REPRESENTATIONS AND WARRANTIES.

         To the extent necessary to cause the representations and warranties set forth in this SECTION 9 and in SECTION 7.1 to remain true, complete and accurate as of the date hereof and as of each day on which a Loan is made hereunder, Borrower shall promptly update in writing any Schedules provided for in this
SECTION 9 and in SECTION 7.1 upon learning of any circumstance which might make any such representation or warranty contained in this SECTION 9 and in SECTION
7.1 untrue. Such updating by Borrower shall be subject to the written consent and approval of Bank. The requirement of Borrower to update any Schedule provided for herein shall not be and shall not be deemed by Bank a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by Bank.

10.      COVENANTS.

         Until the Obligations are fully paid, performed and satisfied and this Agreement is terminated, Borrower will comply with each of the covenants set forth below in this SECTION 10.

         10.1     PAYMENT OF CERTAIN EXPENSES.

         Borrower will pay to Bank immediately any and all fees, costs and expenses which Bank pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower, or any other Person on Borrower's behalf, by Bank of proceeds of Loans made by Bank to Borrower pursuant to this Agreement, and (ii) the depositing for collection by Bank of any check or item of payment received and/or delivered to Bank on account of the Obligations and reimburse Bank, immediately, for any claims asserted by any bank at which a blocked account is established for the deposit of proceeds of the Collateral in connection with such blocked account or any returned or uncollected checks received by such bank as proceeds of the Collateral.

         10.2     NOTICE OF LITIGATION.

         Borrower will notify Bank in writing, promptly upon Borrower's learning thereof, of any litigation, suit or administrative proceeding which may have a Material Adverse Effect, whether or not the claim is considered by Borrower to be covered by insurance. Notwithstanding the foregoing sentence, to the extent any such litigation, suit or administrative proceeding seeks monetary damages or could subject Borrower to the payment any fines and/or other penalties, Borrower shall not be obligated to notify Bank thereof unless the damages sought or the potential fines and/or penalties involved are in an amount of Two Hundred Fifty Thousand Dollars ($250,000) or more.

         10.3     NOTICE OF ERISA EVENTS.

         Borrower will notify Bank in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a Pension Plan or a transfer of a Pension Plan's assets, and (ii) prior to any termination, partial termination or merger of a Pension Plan or a transfer of a Plan's assets.

         10.4     NOTICE OF LABOR DISPUTES AND COLLECTIVE BARGAINING AGREEMENTS.

         Borrower will notify Bank in writing, promptly upon Borrower's learning thereof, of (i) any labor dispute to which it may become a party and which may have a Material Adverse Effect, (ii) any strikes or walkouts relating to any of its plants or other facilities, and (iii) the entering into any collective bargaining agreement by Borrower or by which Borrower is bound or the expiration of any collective bargaining agreement to which Borrower is a party or by which Borrower is bound.

         10.5     COMPLIANCE WITH LAWS, ETC.

         Borrower will comply with the requirements of all applicable laws, statutes, regulations, rules or ordinances of any governmental entity, or of any agency thereof (including, but not limited to, all Environmental Laws), the noncompliance with which is likely to have a Material Adverse Effect.

         10.6     NOTICE OF VIOLATIONS OF LAW, TAX ASSESSMENTS.

         Borrower will notify Bank in writing, promptly upon Borrower's learning thereof, of (i) any violation by Borrower of any law, statute, regulation, rule or ordinance of any governmental entity, or of any agency thereof, the violation of which may have a Material Adverse Effect, and (ii) any federal, state or local tax assessment of any failure by Borrower to pay when applicable to Borrower in excess of Twenty-Five Thousand Dollars ($25,000).

         10.7     COMPLIANCE WITH OTHER AGREEMENTS.

         Borrower will comply with the provisions of (i) each note, indenture, loan agreement, mortgage, lease, deed or other similar agreement to which Borrower is a party or by which Borrower is bound, the noncompliance with which is likely to have a Material Adverse Effect, and (ii) all agreements with any of its shareholders or other equity holders (whether present or contingent).

         10.8     NOTICE OF VIOLATIONS OF CERTAIN AGREEMENTS.

         Borrower will notify Bank in writing, promptly upon the occurrence thereof, of Borrower's default under any note, indenture, loan agreement, mortgage, material lease (including without limitation any lease agreement), deed or other similar agreement to which Borrower is a party or by which Borrower is bound with respect to a payment obligation in the amount of Two Hundred Fifty Thousand Dollars ($250,000) or more.

         10.9     NOTICE OF CUSTOMER DEFAULTS.

         Borrower will notify Bank in writing, promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable to Borrower having outstanding indebtedness thereunder or relating thereto (or face amount in the case of any letter of credit) of One Hundred Thousand Dollars ($100,000) or more.

         10.10    TAXES AND CHARGES.

         Borrower will (i) file all federal, state and local tax returns and other reports which it is required by law to file, (ii) pay all taxes, assessments and other similar charges that are due and payable; PROVIDED, HOWEVER, that no such taxes, assessments or charges need be paid during such period as they are being contested in good faith by Borrower, in appropriate proceedings promptly commenced and diligently prosecuted, if adequate reserves in accordance with generally accepted accounting principles have been set aside on Borrower's books, and the continuance of such contest shall neither result in any part of the Collateral or any other property of Borrower being made the subject of any proceeding in foreclosure, or of any levy or execution, which shall not have been stayed or dismissed, or the subject of any seizure or other loss, nor prevent Bank from acquiring a perfected first priority security interest in the Collateral after the Effective Date or with respect to future advances hereunder; and PROVIDED, FURTHER, that Borrower will promptly pay such tax when the dispute is finally settled, (iii) withhold all employee and similar taxes which it is required by law to withhold, and (iv) maintain adequate reserves for the payment of all taxes and similar charges.

         10.11    INDEBTEDNESS; GUARANTIES.

         Borrower will not incur or pay any Indebtedness other than (i) the Obligations, (ii) subject to the terms of any applicable subordination agreement, Indebtedness reflected in the Financials delivered on or before the Effective Date or described in SCHEDULE 2 or SCHEDULE 12 attached hereto, (iii) Indebtedness owing to trade creditors in the ordinary course of business, (iv) Indebtedness in respect of capitalized leases and purchase money Indebtedness so long as the aggregate amount of such Indebtedness incurred by Borrower (x) during its fiscal year ending September 30, 2001 does not exceed the amount of Zero Dollars ($0) and (y), thereafter, in any fiscal year of the Borrower does not exceed One Million Dollars ($1,000,000), and PROVIDED FURTHER, that at no time shall the aggregate amount of all purchase money Indebtedness (excluding that described in clause (ii) hereof) exceed Three Million Dollars ($3,000,000),
(v) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 10.10, (vi) Indebtedness which is subordinated to the prior payment and performance of the Obligations pursuant to a subordination agreement in form and substance satisfactory to Bank, in its sole discretion, but only so long as the payment of any such Indebtedness would not violate the terms of the applicable subordination agreement), (vii) operating leases, and (viii) Intercompany Loans to Borrower from International and Vari-Lite Asia, Inc., PROVIDED that no Indebtedness otherwise permitted to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Event of Default shall have occurred. No Borrower will guarantee the obligations of any other Person except as set forth on SCHEDULE 2 or SCHEDULE 15 attached hereto.

         10.12    TITLE TO PROPERTY; NO LIENS.

         Borrower will continue to maintain good, indefeasible and merchantable title to and ownership of, or interest (leasehold or otherwise) in, all of its real and personal property, including, without limitation, the Collateral and other security for the Obligations, free and clear of all liens, claims, security interests, assignments, mortgages, pledges and encumbrances, except Permitted Liens and except as described on SCHEDULE 3 attached hereto and incorporated herein by reference or as permitted under SECTION 10.27 hereto.

         10.13 RESTRICTIONS; LABOR DISPUTES, ETC.

         Borrower will not become a party or subject to any charge, restriction, judgment, decree or order, which could have a Material Adverse Effect.

         10.14    PENSION PLANS.

         Borrower will not permit any "reportable event" or "prohibited transaction," as defined by ERISA, to occur or to continue as to any Pension Plan of Borrower or any Controlled Group member, which poses a threat of (i) termination of such Pension Plans (or trusts related thereto) or (ii) the imposition of taxes or penalties against such Pension Plans (or trusts related thereto); Borrower will not violate, or permit any Controlled Group member to violate, the tax qualification requirements contained in Section 401(a) of the Internal Revenue Code of 1986, as amended, applicable to any Pension Plan or do anything to create liability to Borrower or any Controlled Group Member under the Multi-Employer Pension Plan Amendments Act; and except as set forth on
SCHEDULE 6 attached hereto and incorporated herein by reference, Borrower will not incur, or permit any Controlled Group member to incur, any liability to the Pension Benefit Guaranty Corporation in connection with such plans.

         10.15    SOLVENCY.

         Borrower will continue to be, and will cause each of its Subsidiaries (if any), Persons of which such Borrower is a Subsidiary, and any guarantors of the Obligations to continue to be, Solvent.

         10.16    PROPERTY INSURANCE.

         (a) Borrower will insure all of its real and personal property, including, without limitation, the Collateral, and any other security for the Obligations, in Bank's name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Bank shall specify in amounts and under policies by insurers acceptable to Bank.

         (b) The policies or a certificate thereof signed by the insurer evidencing that such insurance coverage is in effect for periods of not less than one (1) year shall be delivered to Bank within five (5) Business Days after the issuance of the policies to Borrower and after each renewal thereof.

                  (c) All premiums thereon shall be paid by the Borrower monthly in advance; each such policy shall name only Bank as mortgagee under a New York Standard Mortgage clause or other similar clause acceptable to Bank; each policy shall contain a lender's loss payable clause acceptable to Bank naming only Bank as loss payee thereunder and shall provide that such policy may not be amended or cancelled without thirty (30) days prior written notice to Bank; and if the Borrower fails to do so, Bank may (but shall not be required to) procure such insurance and charge the cost to Borrower's account as part of the Obligations payable on demand and secured by the Collateral and any other security for the Obligations.

         10.17    LIABILITY INSURANCE.

         Borrower will, at all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption, product liability and other insurance as may be reasonably required by Bank, such insurance to be provided by insurer(s) acceptable to Bank, and if requested by Bank such insurance shall name Bank as an additional insured.

         10.18    DEPOSIT ACCOUNTS.

         Borrower will consider maintaining throughout the term of this Agreement all of Borrower's depository, disbursement, trust, payroll and other account relationships with Bank and not alter existing account relationships which bear on the creditworthiness of Borrower and/or the pricing of the Loans or this credit arrangement or such other account relationships. Borrower hereby agrees that it will not assert any claims or set off rights against Bank solely as a result of Borrower's maintaining any account relationship with Bank or any Affiliate of Bank.

         10.19    MERGER, ETC.

         Borrower will not merge or consolidate or form a joint venture or partnership with or acquire any other Person.

         10.20    INVESTMENTS.

         Other than as disclosed in SCHEDULE 14 attached hereto and incorporated by reference herein, Permitted Investments, or as permitted in SECTION 10.37 hereof, Borrower will not make any investment in the securities of any Person.

         10.21    DIVIDENDS.

         Borrower will not declare or pay cash or stock dividends upon any of Borrower's stock (including, without limitation, any preferred stock now or hereafter issued by Borrower) or make any distributions of Borrower's assets; PROVIDED, HOWEVER, Borrower may make Permitted Payments.

         10.22    REDEMPTION OF STOCK.

         Borrower will not voluntarily or pursuant to any contractual or other obligations redeem, retire, purchase, repurchase or otherwise acquire, directly or indirectly, or exercise any call rights relating to, any of Borrower's capital stock or any other equity securities now or hereafter issued by Borrower (including, without limitation, any warrants for stock of Borrower).

         10.23    STOCK RIGHTS.

         Borrower will not change the rights or obligations associated with, or the terms of any class of stock of such Borrower or issue any new class of stock of Borrower without Bank's prior written consent.

         10.24    CHANGE IN BUSINESS.

         Borrower will not engage in any business other than the design, manufacture and distribution of automated lighting systems and related equipment.

         10.25    AFFILIATE TRANSACTIONS.

         Except to the extent permitted under SECTIONS 10.21 AND 10.37 hereof, Borrower will not enter into, or be a party to, any transaction with any of Borrower's Affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a Person not a Borrower's Affiliate.

         10.26    WITHDRAWALS FROM ACCOUNTS.

         Except in connection with transactions otherwise permitted herein, Borrower will not make deposits to or withdrawals from any of Borrower's deposit accounts for the benefit of any of its Affiliates.

         10.27    SALE OF ASSETS.

         Borrower will not sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its assets, including, without limitation, the Collateral and other security for the Obligations, except for (i) the sale of Inventory (other than Rental Inventory) in the ordinary course of business, and (ii) the sale of Rental Inventory as long as within sixty (60) days following the date of any such sale Borrower applies the portion of the proceeds of such sale in the amount equal to the net book value of the Rental Inventory sold either (x) to acquire or manufacture replacement Rental Inventory or (y) to make a prepayment of Term Loan A (subject to the Indemnification provision of SECTION 3.4 of this Agreement); and (iii) the sale of any other assets not referred to in clauses
(i) or (ii) with an aggregate net book value of Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower.

         10.28    CONSIGNMENTS, ETC.

         Borrower will not make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis.

         10.29    CHANGE IN MANAGEMENT OR BUSINESS.

         Borrower will not permit to occur any seizure, vesting or intervention by or under the authority of any government by which Borrower's management is displaced or its authority in the conduct of its business is materially curtailed.

         10.30    CLAIMS AGAINST COLLATERAL.

         Borrower will not permit to occur any attachment or distraint of any of the Collateral, or other security for the Obligations and will not permit any of the Collateral, or other security for the Obligations to become subject, at any time, to any mandatory court order or other legal process.

         10.31    JUDGMENTS.

         Borrower will not permit any judgment or any number of judgments in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate to be rendered against it unless such judgment is paid within thirty (30) days of the date such judgment becomes final and non-appealable (without violating any other covenants herein) or such judgment is otherwise bonded in a manner and on terms satisfactory to Bank.

         10.32    FILED JURISDICTIONS.

                  Borrower will not cause or allow any of its Inventory or Equipment to be removed from and remain outside of any Filed Jurisdiction for four (4) or more consecutive months without first providing Bank with notice as required under SECTION 8.12 hereof.

         10.33    FINANCIAL COVENANTS.

         The Borrower will comply with all of the financial covenants contained in EXHIBIT J (the "Financial Covenants") attached hereto and incorporated herein by reference.

         10.34    GOOD STANDING CERTIFICATE.

         Upon Bank's request therefor, Borrower will furnish to Bank a certificate from the Secretary of State of the state of incorporation of Borrower indicating that Borrower is in good standing as a corporation under the laws of such state and certificates indicating that Borrower is qualified to do business under the laws of all states and jurisdictions where the failure to be so qualified would have a Material Adverse Effect.

         10.35    DIRECTOR'S FEES.

         Borrower will not pay any director's fees to any member of Borrower's Board of Directors in excess of Fifteen Thousand Dollars ($15,000) annually.

         10.36    CHATTEL PAPER.

         Borrower shall not create or allow to exist Chattel Paper in electronic form. All Chattel Paper created on or after February 1, 2001 will bear the legend, clearly printed at the top or in the margin thereof, "THIS CHATTEL PAPER IS PLEDGED TO FIRSTAR BANK, NATIONAL ASSOCIATION AND ITS SUCCESSORS AND ASSIGNS".

         10.37    INTERCOMPANY LOANS.

         There are no Intercompany Loans payable to Borrower as of the Effective Date except as set forth on SCHEDULE 15 attached hereto, and Borrower shall not make Intercompany Loans except (i) as are set forth on SCHEDULE 15 attached hereto and (ii) additional Loans to International and its Subsidiaries not to exceed at any time the principal amount of One Million Dollars (US $1,000,000); PROVIDED, Borrower will not repay Intercompany Loans except for Permitted Payments.

11.      EFFECTIVE DATE; TERMINATION.

         11.1     EFFECTIVE DATE AND TERMINATION DATE.

         This Agreement shall be effective on the date upon which all of the conditions set forth herein and in EXHIBIT G-1 attached hereto have been fully satisfied in a manner satisfactory to Bank and upon which the initial Loans have been made by Bank to Borrower. Unless otherwise terminated or extended in accordance with the provisions of this SECTION 11, this Agreement shall terminate on December 31, 2003.

         11.2     TERMINATION BY BANK.

         Recourse to security will not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled. This Agreement may be extended by Bank, in its sole discretion, for successive one
(1) year periods. Borrower may request a one (1) year extension of this Agreement by giving Bank its written request for such extension not earlier than one hundred twenty (120) days and not later than ninety (90) days prior to the date on which this Agreement is to terminate. In such event, Bank may, in its sole discretion, elect to so extend this Agreement by giving Borrower written notice of its election to so extend this Agreement no later than sixty (60) days of the date of which this Agreement is to terminate. If Borrower has not received the notice as set forth in the immediately preceding sentence, this Agreement shall terminate on December 31 of the applicable calendar year.

         11.3     VOLUNTARY TERMINATION.

         Borrower may terminate this Agreement by giving Bank notice of the date on which this Agreement is to terminate ("Voluntary Termination Date"), which date must be not earlier than ten (10) Business Days before the Voluntary Termination Date and by paying, on such Voluntary Termination Date (i) as compensation to Bank for loss of bargain with respect to the credit advanced hereunder, and not as a penalty, a termination fee in amounts as set forth below:

         Voluntary Termination Date                    Termination Fee
         --------------------------                    ----------------
         On or before December 31, 2001                2% of the Calculated Termination Amount as of
                                                       such date

         Between January 1, 2002                       1% of the Calculated Termination Amount as of
         and December 31, 2002 (inclusive)             such date

         Between January 1, 2003                       .5% of the Calculated Termination Amount as of
         and September 30, 2003 (inclusive)            such date

and (ii) all of the other Obligations (including, but not limited to, the fees described in SECTION 3.7 and SECTION 3.8 hereof). Notwithstanding the foregoing provisions of this

SECTION 11.3, in the event that (a) Borrower terminates this Agreement (i) in accordance with this SECTION 11.3 and refinances the Loans with credit made available by the conventional Commercial Lending Department of Bank, or (ii) in response to an Additional Fee being charged to Borrower by Bank so long as the conditions set forth in SECTION 3.5 shall have been satisfied, or (b) Bank is acquired by another financial institution, no termination fee shall be due and owing by Borrower. Moreover, notwithstanding the foregoing provisions of this SECTION 11.3, in the event that the Borrower terminates this Agreement in accordance with this SECTION 11.3 in connection with a sale or transfer of all or substantially all of the stock or assets of International or the Borrower to a third party prior to September 30, 2003, then the termination fee payable by the Borrower upon such a termination will equal 0.5% of the Calculated Termination Amount.

         11.4     ACCELERATION UPON TERMINATION.

         Upon the effective date of termination, all of Borrower's Obligations to Bank shall become immediately due and payable without notice or demand. If this Agreement is terminated upon the occurrence or during the continuance of an Event of Default, the Obligations shall include an amount equal to the termination fee and the fees described in SECTION 3.7 and SECTION 3.8 hereof which would be payable by Borrower if Borrowers had terminated this Agreement pursuant to SECTION 11.3 as of the last day of the month in which Bank terminates this Agreement, said amounts to compensate Bank for loss of bargain with respect to the credit advanced hereunder, and not as a penalty.

         11.5     BORROWERS REMAIN LIABLE.

         Notwithstanding any termination, until all of the Obligations have been fully performed, paid and satisfied, Borrower shall remain liable for the full and prompt performance and payment of the Obligations and the indemnification set forth in SECTION 15.10, and Bank shall retain all of its rights and privileges hereunder, including, without limitation, the retention of its interest in and to all of the Collateral and any other security for the Obligations.

12.      EVENTS OF DEFAULT.

         Each of the following shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to pay, (i) when due (whether by demand or otherwise), any portion of the principal or interest of any of the Obligations owing from Borrower to Bank, including, without limitation, any Deficiency other than a Deficiency resulting from an Advance Rate Change, (ii) within three (3) Business Days of when due (whether by demand or otherwise) any other Obligations owing under the terms of this Agreement other than a Deficiency resulting from an Advance Rate Change, and (iii) immediately upon delivery of written notice in accordance with SECTION 2.12(b), any Deficiency owing with respect to an Advance Rate Change.

          (b) Borrower or International shall commit any breach of this Agreement (other than under SECTION 8, SECTION 10.1, SECTION
               10.11 through SECTION 10.33, or SECTION 10.35 through SECTION
               10.37 hereof;

          (c) Borrower shall commit any breach of any provision of this Agreement other than those provisions identified in SECTION 12(a) or SECTION 12(b) of this Agreement and Borrower shall not have cured such breach within fifteen (15) Business Days after the occurrence of such breach;

          (d) any representation or warranty made by the Borrower herein, in connection with this Agreement, in connection with any transaction relating to this Agreement or in any of the other Loan Documents, is, or becomes, untrue or misleading in any material respect (except for any such representation or warranty (or portion thereof) that is qualified by reference to a specific materiality standard, in which case such representation or warranty must be and remain true and accurate in all respects);

          (e) any representation or warranty made by any guarantor of the Obligations herein or in any other Loan Document to which it is a party is, or becomes, untrue or misleading in any material respect (except for any such representation or warranty (or portion thereof) that is qualified by reference to a specific materiality standard, in which case such representation or warranty must be and remain true and accurate in all respects);

          (f) International, Borrower or any guarantor of the Obligations, as the case may be, shall: (i) fail to be Solvent, (ii) become generally unable to pay its debts as they become due, (iii) make an assignment for the benefit of creditors, or (iv) call a meeting of creditors for the composition of debts;

          (g) (i) there shall be filed by or against International, Borrower or any guarantor of the Obligations, as the case may be, a petition in bankruptcy or for reorganization which shall continue undischarged or undismissed for a period of forty-five (45) consecutive days to the extent any such filing is involuntary,
               (ii) a custodian, receiver or agent shall be appointed or authorized to take charge of any of their respective properties, or (iii) International, Borrower or any guarantor of the Obligations shall dissolve for any reason;

          (h) there shall occur any event which has or may have a Material Adverse Effect;

          (i) any guarantor of the Obligations shall be in default under its guaranty of the Obligations or demand is made on any such guarantor thereunder;

          (j) Borrower, International or any guarantor of the Obligations shall be in default under any other agreement to which it is a party providing for the borrowing of money in the amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) and such default continues beyond any applicable cure or grace periods provided for in such agreement;

          (k) any guarantor of the Obligations dies, denies its obligation to guarantee any then existing Obligations or attempts to limit or terminate its obligation to guarantee any future Obligations (including, without limitation, any future advance by Bank to a Borrower);

          (l) there shall occur a Casualty Loss with respect to the Collateral or other security for the Obligations which is not covered by insurance (exclusive of any deductible) and which is greater than Two Hundred Fifty Thousand Dollars ($250,000);

          (m) the audit report required pursuant to SECTION 8.7 is not an unqualified audit report, unless the reason for qualification is not material to Borrower's financial condition in Bank's sole opinion;

          (n) a contribution failure occurs with respect to any Pension Plan, Multiemployer Plan or Welfare Plan sufficient to give rise to a lien under Section 302(f) of ERISA;

          (o) there shall have been instituted against Borrower any criminal proceedings for which forfeiture of any asset or assets with a net book value equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) is a potential penalty;

          (p) International or Borrower or any Subsidiary of International or Borrower shall default in the due performance and observance of any covenant or agreement contained in any Loan Document (other than this Agreement) beyond any applicable grace period to which it is a party; or

          (q) International shall fail to own one hundred percent (100%) of the voting stock of each of the Borrower, Vari-Lite Europe Holdings, Limited or Vari-Lite Asia, Inc.

13.      BANK'S RIGHTS AND REMEDIES.

         13.1     ACCELERATION, ETC.

         Upon the occurrence of any Event of Default, in addition to all other rights and remedies provided herein or available at law or in equity, Bank may, without further notice or demand, declare the Loans and all other Obligations to be immediately due and payable (except that with respect to any Event of Default under SECTION 12(f) OR (g), such acceleration of the Loans shall be automatic), and, to the extent that the maximum amount of the Total Facility has not yet been used or fully drawn on by Borrower, terminate the undrawn balance of same, and Bank shall have all rights to realize upon the Collateral and any other security for the Obligations set forth in the documents providing for such security as described in SECTION 5 hereof, the terms of which are incorporated herein by reference as if set forth herein in full, and as otherwise provided by applicable law. Bank's rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which Bank may have.

         13.2     FEES AND EXPENSES.

         Borrower shall pay to Bank, immediately and as part of the Obligations, all costs and expenses, including court costs, Attorneys' Fees and costs of sale, incurred by Bank in exercising any of its rights or remedies hereunder.

14.      WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS.

         14.1     RELEASE OF COLLATERAL.

         Bank's rights with respect to the Collateral and other security for the Obligations and its liens thereon and security interest therein shall continue unimpaired, and Borrower shall remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral or other security for the Obligations at any time(s), or any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by Bank in reference to any Obligations, and Borrower hereby waives all notice of the same. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         14.2     WAIVERS AND AMENDMENTS IN WRITING.

         Failure by Bank to exercise any right, remedy or option under this Agreement or any supplement hereto or in any other agreement between Borrower and Bank or delay by Bank in exercising the same shall not operate as a waiver by Bank of its right to exercise any such right, remedy or option. No waiver by Bank shall be effective unless it is in writing and then only to the extent specifically stated. This Agreement cannot be changed or terminated orally.

         14.3     ASSIGNMENT.

         Bank shall have the right to assign this Agreement. Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder or under any of the other Loan Documents to which it is a party, by operation of law or otherwise, and any such assignment, transfer or other disposition without Bank's written consent shall be void. All of the rights, privileges, remedies and options given to Bank hereunder shall inure to the benefit of Bank's successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the representatives, successors and assigns of each Borrower and Bank, respectively.

15.      MISCELLANEOUS.

         15.1     SEVERABILITY.

         Each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

         15.2     GOVERNING LAW.

         THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CLEVELAND, OHIO. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO. For purposes of any action or proceeding involving this Agreement, Borrower hereby expressly submits to the nonexclusive jurisdiction of all federal and state courts located in the State of Ohio and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Ohio in accordance with applicable law, provided a reasonable time for appearance is allowed.

         15.3     WAIVER OF JURISDICTION.

         AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF BANK, ITS SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF BANK, ITS SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE COLLATERAL AND OTHER SECURITY FOR THE OBLIGATIONS OR INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CLEVELAND, OHIO. BANK AND BORROWER EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT CLEVELAND, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AND BANK AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 15.9 BELOW OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITable RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         15.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         Borrower covenants, warrants and represents that all of Borrower's representations and warranties contained in this Agreement are true at this time, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, and shall remain true until the Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby, do not constitute Events of Default hereunder, and have been consented to by Bank in writing.

         15.5     EVIDENCE OF LOANS.

         Each loan or advance made by Bank to Borrower pursuant to this Agreement may or may not (at Bank's sole discretion) be evidenced by notes or other instruments issued or made by Borrower to Bank. Where such loans or advances are not so evidenced, such loans and advances shall be evidenced solely by entries upon Bank's books and records.

         15.6     BANK'S ABILITY REGARDING COLLATERAL AND PREMISES.

         All of the Obligations shall constitute one loan secured by all security as described in SECTION 5 above and by all other security now and from time to time hereafter granted by Borrower to Bank. Bank may, in its sole discretion, (i) exchange, enforce, waive or release any such security or portion thereof, (ii) apply such security and direct the order or manner of sale thereof as Bank may, from time to time, determine and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner following the occurrence of any Event of Default without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

         15.7     APPLICATION OF PAYMENTS, ETC.

         Bank shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations. To the extent Borrower makes a payment or payments to Bank or Bank receives any payment or proceeds of the Collateral or any other security for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received by Bank.

         15.8     FEES AND EXPENSES.

         Borrower shall reimburse Bank for all costs, fees, expenses and liabilities incurred by Bank or for which Bank becomes obligated in connection with or arising out of: (i) the negotiation, preparation, closing and enforcement of this Agreement, any amendment hereof and any agreements, documents and instruments in any way relating hereto and any of Bank's rights hereunder; (ii) any loans or advances made by Bank hereunder; (iii) any transaction contemplated by this Agreement; (iv) any inspection and/or audit and/or verification (the "Audit Fees") of the Collateral, and/or other security for the Obligations and/or Borrower (Bank currently charges an auditing fee of Seven Hundred Fifty Dollars ($750) per diem based on an eight (8) hour day plus out-of-pocket expenses per auditor or field examiner for the services of its auditors and field examiners, and a potentially greater amount if the auditor is not a Bank employee), PROVIDED, HOWEVER, that unless an Event of Default has occurred or is occurring or Bank in its reasonable discretion believes or has cause to believe that Borrower has committed or is committing fraud, the aggregate amount of Audit Fees payable by Borrower to Bank in each fiscal quarter of Borrower shall not exceed Seven Thousand Five Hundred Dollars ($7,500.00); (v) any liability under Section 3505 of the Internal Revenue Code and all other local, state and federal statutes of similar import; and (vi) costs of settlement incurred by Bank after the occurrence of an Event of Default
(a) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default, (b) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (c) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents, (d) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise), (e) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral, (f) attempting to enforce or enforcing any lien on or security interest in any of the Collateral or any other rights under the Loan Documents or (g) in meeting with Borrower to discuss such Event of Default and the course of action to be taken in connection therewith; the foregoing to include, without limitation, Attorneys' Fees and fees of other professionals, all lien search and title search fees, all title insurance premiums, all filing and recording fees and all travel expenses. All of the foregoing shall be part of the Obligations, payable upon demand, and secured by the Collateral and other security for the Obligations described in SECTION
5 above. The Obligations described under this SECTION 15.8 shall survive any termination of this Agreement.

         15.9     NOTICES.

         Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given (i) three (3) days following deposit in the U.S. mails, with proper postage prepaid, or (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment thereof, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery:

         To Bank:          Firstar Bank, National Association
                           425 Walnut Street
                           Cincinnati, OH 45202
                           Attention: Steven Kieffner, Executive Vice President Telephone No: 513/632-4204
                           Telecopy No:     513/632/2040

         To Borrower:      Vari-Lite, Inc.
                           201 Regal Row
                           Dallas, Texas 75247
                           Attention: Chief Financial Officer
                           Telephone No: (214) 819-3244
                           Telecopy No: (214) 630-5867

         15.10    INDEMNIFICATION.

         In consideration of the execution and delivery of this Agreement by Bank and the extension of the commitments hereunder, Borrower hereby, jointly and severally, indemnifies, exonerates and holds Bank and each of its officers, directors, employees and agents (collectively the "INDEMNIFIED PARTIES" and, individually, an "INDEMNIFIED PARTY") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

         (a) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any Loan;

         (b) the entering into and performance of this Agreement and the other Loan Documents by any of the Indemnified Parties;

         (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by Borrower of all or any portion of the stock or all or substantially all the assets of any Person, whether or not Bank is party thereto; and

         (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by Borrower of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any Hazardous Material), regardless of whether or not caused by, or within the control of, Borrower;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of Indemnified Party's gross negligence or willful misconduct or breach by such Indemnified Party of its obligations under the Loan Documents, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or willful misconduct or breach of such obligations. The Obligations described under this SECTION 15.10 shall survive any termination of this Agreement.

         15.11    USE OF BANK'S DISCRETION.

         Wherever in this Agreement or in any Related Document reference is made to use of or exercise by Bank of its discretion, such provision shall mean the sole and absolute discretion of Bank.

         15.12    EQUITable RELIEF.

         Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any of the other Loan Documents, any remedy of law may prove to be inadequate relief to Bank; therefore, Borrower agrees that Bank, if Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         15.13    ENTIRE AGREEMENT.

         This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

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

         15.14    HEADINGS.

         Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         15.15    WAIVER OF JURY TRIAL.

         AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWER AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND BORROWER.

         15.16    CONFESSION OF JUDGMENT.

         Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other Obligations become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower, the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Borrower agrees and consents that the attorney confessing judgment on behalf of Borrower may also be counsel to the Bank or any of Bank's Affiliates, waives any conflict of interest which might otherwise arise, and consents to Bank paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of Collateral, or any other security for the Loans and the other Obligations.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed by each Borrower as of the 29th day of December, 2000.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signed and acknowledged                              VARI-LITE, INC.
in the presence of:


-------------------------                   By:
Name:                                          -------------------------------
     --------------------                            Jerome L. Trojan III,
-------------------------                            Vice President-Finance and
Name:--------------------                            Chief Financial Officer

STATE OF OHIO              )
                           ) ss:
COUNTY OF CUYAHOGA         )

         The foregoing instrument was acknowledged before me this 29th day of, December, 2000, by Jerome L. Trojan III, Vice President-Finance and CFO of Vari-Lite, Inc., an ________ corporation, on behalf of the corporation.

                                       ------------------------------
                                       Notary Public

STATE OF OHIO              )
                           ) ss:
COUNTY OF CUYAHOGA         )

                  The foregoing instrument was acknowledged before me this ___ day of _____________, _______, by _______________, [Vice President] of
Vari-Lite, Inc., an ________ corporation, on behalf of the corporation.

                                       ------------------------------
                                       Notary Public

Accepted at Cleveland, Ohio,
as of _________________.

FIRSTAR BANK, NATIONAL ASSOCIATION


By:
   ---------------------------
     Name:
          ----------------------
        Title:
              ----------------------